UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                         ______________________________

       DATE OF REPORT (Date of earliest event reported): March 4, 2005

                         ______________________________

                           FIRST MERCHANTS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                         _______________________________

          INDIANA                      0-17071                 35-1544218
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


                             200 East Jackson Street
                                  P.O. Box 792
                              Muncie, IN 47305-2814
          (Address of Principal Executive Offices, including Zip Code)


                                 (765) 747-1500
              (Registrant's Telephone Number, including Area Code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to  Rule 14a-12 under  the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On March 3, 2005, First Merchants Corporation mailed its Annual Report 2004 ("Report") to its stockholders of record on February 11, 2005. The Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Report 2004 is being furnished by the Registrant pursuant to Regulation FD and is not being filed.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

    (a)      None

    (b)      None

    (c)      Exhibits.

             Exhibit 99.1 First Merchants Corporation Annual Report 2004 (Furnished pursuant to Regulation FD)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FIRST MERCHANTS CORPORATION
                                        (Registrant)

                                 By:  /s/  Mark K. Hardwick
                                    --------------------------------------------
                                           Mark K. Hardwick
                                           Senior Vice President and
                                           Chief Financial Officer
                                           (Principal Financial and Chief
                                           Accounting Officer)


Dated:  March 4, 2005

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.                     Description
-----------                     -----------
    99.1                        First Merchants Corporation Annual Report 2004

                          First Merchants Corporation

                                 Exhibit No. 99.1

                            your partners in success

--------------------------------------------------------------------------------
                                    [GRAPHIC]
--------------------------------------------------------------------------------

                           First Merchants Corporation


                               Annual Report 2004

FINANCIAL HIGHLIGHTS                                                           1

TO OUR SHAREHOLDERS                                                            2

YEAR IN REVIEW                                                                 4

INVESTOR SUMMARY                                                               6

DIRECTORS                                                                      7

OFFICERS                                                                       8

FINANCIAL REVIEW                                                               9

                                                                  Annual Meeting

                                              The Annual Meeting of Stockholders
                                                  of First Merchants Corporation
                                                                 will be held...

                                              Thursday, April 14, 2005 . 3:30 pm

                                                       Horizon Convention Center

                                                           401 South High Street

                                                           Muncie, Indiana 47305

Corporate Profile

First Merchants Corporation, a financial holding company headquartered in Muncie, Indiana, was organized in September 1982 as the bank holding company for Merchants National Bank of Muncie, now First Merchants Bank, N.A. Since its organization, First Merchants Corporation has grown to include ten affiliate banks with over seventy locations in seventeen Indiana and three Ohio counties, a trust company, a multi-line insurance company, and a title company.

Subsidiaries of the Corporation include First Merchants Bank, N.A. in Delaware and Hamilton Counties; The Madison Community Bank, N.A. in Madison County; First United Bank, N.A. in Henry County; The Union County National Bank of Liberty with locations in Union, Fayette, Wayne and Butler (OH) counties; The Randolph County Bank, N.A.; The First National Bank of Portland in Jay County; Decatur Bank & Trust Company, N.A. in Adams County; Frances Slocum Bank & Trust Company, NA. in Wabash, Howard, and Miami counties; Lafayette Bank and Trust Company, N.A. in Tippecanoe, Carroll, Jasper, and White counties; and Commerce National Bank in Franklin and Hamilton counties in Ohio.

The Corporation also operates First Merchants Insurance Services, a full-service property, casualty, personal lines, and health care insurance agency headquartered in Muncie, Indiana, and is the majority owner of the Indiana Title Insurance Company LLC, a title insurance agency.

Merchants Trust Company unites the trust and asset management services of all affiliate banks of the Corporation and represents one of the largest trust companies in the State of Indiana, with assets in excess of $1.5 billion. Merchants Trust Company provides a full range of trust and investment services for individuals, families, businesses, and not-for-profit organizations. In addition, Merchants Trust Company specializes in turn-key retirement plans, including pension plans, profit sharing, 401(k) and 403(b) plans, cross-tested plans, and cash balance plans.

                           First Merchants Corporation
                                   MARKET AREA

                                    [GRAPHIC]

[GRAPHIC]

Financial Highlights
(table dollar amounts in thousands, except per share data)

DILUTED NET INCOME PER SHARE

   00        01        02        03         04
--------  --------  --------  --------   --------
$   1.50  $   1.61  $   1.69  $   1.50   $   1.58

DIVIDENDS PER SHARE

   00        01        02        03         04
--------  --------  --------  --------   --------
$    .78  $    .84  $    .86  $    .90   $    .92

AVERAGE ASSETS
(in millions)

   00        01        02        03         04
--------  --------  --------  --------   --------
$1,532.7  $1,689.7  $2,406.3  $2,960.2   $3,109.1

at year end                             2004          2003

Total Assets                        $ 3,191,668   $ 3,076,812
Stockholders' Equity                    314,603       303,965
Total Loans                           2,431,418     2,356,546
Total Investments                       421,535       356,797
Total Deposits                        2,408,150     2,362,101
Trust Accounts at Market Value
  (not included in banking assets)    1,552,923     1,518,269

for the year

Interest Income                     $   156,974   $   155,530
Interest Expense                         51,585        52,388
Net Interest Income                     105,389       103,142
Provision for Loan Losses                 5,705         9,477
Total Other Income                       34,554        35,902
Total Other Expenses                     91,642        91,279
Income Tax Expense                       13,185        10,717
Net Income                               29,411        27,571

per share

Basic Net Income                    $      1.59   $      1.51
Diluted Net Income                         1.58          1.50
Cash Dividends                              .92           .90
Book Value                                16.93         16.42
Market Value (Dec. 31 Bid Price)          28.30         25.51

averages during the year

Total Assets                        $ 3,109,104   $ 2,960,195
Total Loans                           2,369,017     2,281,614
Total Investments                       393,903       338,835
Total Deposits                        2,365,306     2,257,075

                                                                       [GRAPHIC]
                                                                       [GRAPHIC]
                                                                       [GRAPHIC]

                                                                            2004
                                                              marked a return to
                                                              growth in earnings
                                                          that has distinguished
                                                     First Merchants Corporation
                                                    over the last three decades.

Dear Fellow Shareholders:

The cover of our Annual Report this year shows an image of a puzzle piece with the logo used by our Corporation and our affiliates. This image is symbolic of the role our companies play to provide just the right piece that helps complete the financial picture for our clients - regardless of the shape or size.

2004 was a year filled with many exciting accomplishments for our company both at the corporate and affiliate level, and this past year marks a return to growth in earnings that has distinguished First Merchants Corporation over the last three decades.

At year end, the Corporation recorded net income of $29.4 million compared to $27.6 million in 2003. Diluted earnings per share were $1.58 for the year, a
5.3 percent increase over the prior year.

The Corporation's assets equaled $3.2 billion at the close of 2004, an increase of $115 million, or 3.7 percent, from 2003 results. Of the total assets, the Corporation's three primary earning assets: loans, investments, and bank-owned life insurance, comprised $2.9 billion, an increase of $143 million over the prior year.

Net interest income, after provision for loan losses, increased 6.4 percent, a total of $6 million, as compared to 2003. Mitigating this increase was a $1.3 million decline in total other income, primarily the result of a $2.8 million decline from lower gains on the sale of mortgage loans. Throughout the industry, mortgage volume peaked in 2003 and has been declining with the rise in interest rates.

In all, our 2004 results are encouraging and reflect an improving environment for our banking services. We expect 2005 to be even better.

corporate developments In my letter to you in our 2000 Annual Report, I stated that "the key to successful operation of a multi-chartered community banking organization is standardization." Standardization and centralization were specific areas of focus for our Corporate staff the past two years as we made tremendous strides to improve the consistency and efficiency of our operations, technology and products.

During 2004, a great deal of work from many of our dedicated employees went in to centralizing many functions that were previously handled by our affiliate companies. These included operational functions like statement and item processing, and loan and deposit operations; as well as administrative and finance functions like purchasing, asset-liability structure and general ledger balancing. While it is easy to list these successful projects, each required months of detailed planning and coordination to complete.

Additionally, our finance and audit divisions completed a review of our internal controls and certified them in accordance with Section 404 of the Sarbanes-Oxley Act. First Merchants Corporation was an accelerated filer, making the task even more impressive. Our external auditing firm, BKD, also reviewed and signed off on our internal controls - something that not every public company can proclaim.

Our technology group continued to improve the reliability and stability of our data communications network and brought standardization to the network architecture to ensure that our affiliate companies continue to have first-class technology.

Perhaps the project that had the biggest benefit to our affiliate banks' clients was our product standardization that occurred this year. Across the Corporation, our banks sold, and the Operations group supported, 103 types of consumer checking and savings accounts.

Through many months of planning, coordination and hard work, a group of corporate and affiliate bank staff led the way to refine our product offering to seven consumer checking and savings products each with the features that will keep our banks competitive in their markets.

affiliated accomplishments During early 2004, the Boards of Randolph County Bank and Union County National Bank made the strategic decision to merge their banks upon the retirement of UCNB's president, Norm Locke, after forty-five years of distinguished service to First Merchants Corporation and its affiliates.

The consolidation of these two affiliates of our Corporation combined the boards, staff, and markets of these two historic banks. UCNB recently celebrated its 132nd anniversary and Randolph County Bank has been serving that county since 1865...140 years. The name of the resulting bank, United Communities National Bank - or simply UCNB - reflects our spirit and passion for community banking.

While many of our affiliate banks achieved increases in deposit market share during 2004, Lafayette Bank & Trust Company continues to outpace several super-regional banks with the largest and growing market share in this key market.

During 2004, our newest family member, Commerce National Bank, expanded into the Cincinnati metro area, opening an office in Hamilton County. We expect this move to introduce the unique "business banking" services upon which CNB was founded.

Our logo has been well known around East Central Indiana for many years, but this year, it started becoming more recognizable in the western portion of the state. Lafayette Bank & Trust successfully completed a total rebranding project that included the adoption of the corporate logo and color scheme on all their banking centers, sales and marketing collateral, and advertising.

First Merchants Bank also began the process of replacing its banking center signage in Delaware County this year. This project has received a very positive reaction from both our employees and our clients.

As we grow and establish our brand of community banking in new markets, we know that others will come to understand that our brand represents a financial institution that believes in local decisions for local businesses and individuals.

director changes Early in 2005, we will have several changes in the make up of our Board. Stefan Anderson, the Chairman of our Board of Directors, will be retiring from our Board after eighteen years as chairman and thirty-one years with the company. In fact, Steve remarked to me the other day that his banking career has spanned forty-five years. Also, long-time Board members, Frank Bracken and Norm Johnson, will be retiring and another, Blaine Brownell, has moved to Virginia to pursue a new career opportunity. We thank all of these directors for their valuable contributions, wise counsel, and service to our Corporation.

looking forward to 2005 I want to thank all of the dedicated employees of our Corporation - they are the true engine of our company. We hope that this past year is the first in another long string of growth years and look forward optimistically to 2005.

Sincerely,


/s/ Michael L. Cox
Michael L. Cox
President and Chief Executive Officer

A Special Note of Thanks to Stefan Anderson...

Steve's stewardship of this Corporation and our founding bank, as well as his service to Muncie and the State of Indiana, are deserving of our sincere and heartfelt thanks.

When people in this community and around the state talk about First Merchants, they inevitably mention with fondness the name steve anderson and recall a story or two about his impact on their business or project.

Steve, we thank you for all you've done to make First Merchants the successful company that it is today.

                                     [PHOTO]

                             2004 [GRAPHIC] Year in

Combining Forces

In April, the Boards of Directors of The Union County National Bank of Liberty and The Randolph County Bank made a strategic decision to consolidate their banks upon President Norm Locke's retirement at the end of 2004.

The continuing institution, United Communities National Bank or simply UCNB, is headquartered in Winchester, Indiana, and will serve the combined markets of the former banks, including locations in Randolph, Wayne, Fayette, Union, and Butler
(Ohio) counties.

Setting a Standard

First Merchants Corporation is dedicated to providing our customers with competitive personal checking and savings account products. Throughout FMC, our affiliate banks sold, and our operations group supported, 103 different personal products. In 2004, a personal checking and savings account standardization project was undertaken.

First Merchants Corporation's affiliate banks now offer seven standard personal checking and savings products to their customers. By listening to our customers and placing their needs as our first priority, over 130,000 customers are now enjoying unlimited check writing, free online banking and bill payment, free telephone banking, free check cards and access to our large network of ATMs.

Showing Their Colors

[GRAPHIC][GRAPHIC]

Lafayette Bank & Trust undertook a rebranding project that included replacing signage and marketing materials. It was punctuated by the introduction of a new advertising program that both introduced customers and the community to the new logo and colors as well as the 'your partners in success' slogan that is being used by the other affiliate banks.

First Merchants Bank also got into the act by beginning to replace signs at its Delaware County banking centers.

Going Digital

[GRAPHIC]

A new law that went into effect in late October, commonly referred to as "Check 21," is the first step in bringing the nation's check processing system into the digital age. It requires all banks to be able to accept scanned, digital versions of checks. These "substitute checks" are a replica and the legal equivalent of the original checks. Because they are digital, banks are able to securely send them electronically. The goal of this effort, to modernize the system, is to improve the efficiency of the system, reduce costs, and enhance fraud prevention. First Merchants Corporation and our affiliate banks led the way in addressing these new requirements.

Review

december                29 PERCENT INCREASE IN FOURTH QUARTER EARNINGS PER SHARE
--------------------------------------------------------------------------------
                        First Merchants Corporation (NASDAQ:FRME) reported fourth quarter diluted earnings per share totaling $.40, a 29 percent increase over $.31 recorded in the fourth quarter of 2003. Net income during the period totaled
                        $7.5 million compared to $5.8 million in 2003. Michael
                        L. Cox, President and Chief Executive Officer, stated that, "Our fourth quarter and full year results are encouraging and reflect an improving environment for our banking services. Our banking activity continued to expand as evidenced by $164 million growth in our commercial loan portfolio. Mortgage banking activity, while near historic high levels, continues to be volatile and impacting gain on sale income. Overall, we are pleased with the year-end, and look forward to continued growth in 2005."

october                 5 PERCENT INCREASE IN THIRD QUARTER EARNINGS PER SHARE
--------------------------------------------------------------------------------
                        The Corporation's reported third quarter diluted earnings per share totaled $.41, a 5.1 percent increase over $.39 recorded in 2003. Net income during the period totaled $7.7 million compared to $7.3 million in 2003.

                        Increases in the Federal Open Market Committee's target Fed Funds rate of an additional 50 basis points during the quarter improved net interest income by $945,000 over the second quarter of 2004. Overall, economic activity is showing increased stimulus accompanied by slight upward pressure on deposit rates.

august                  CASH DIVIDEND REFLECTS CONTINUED STRENGTH
--------------------------------------------------------------------------------
                        The Corporation Board of Directors declared a $.23 per share cash dividend.

                        This dividend reflects the continued strength of First Merchants and our affiliate companies. We are pleased to continue a return of profits to our shareholders at a payout level exceeding our financial peer group.

july                    MID-YEAR 2004 RESULTS REPRESENT CONTINUATION OF
                        POSITIVE TRENDS
--------------------------------------------------------------------------------
                        The Corporation reported year-to-date, diluted earnings per share of $.77, a 3.8 percent decline from $.80 recorded in 2003. Net income during the period totaled $
                        14.3 million compared to $14.4 million in 2003.

                        Total assets of the Corporation equaled $3.1 billion as of June 30, 2004, an increase of $71 million from the prior year. Loans, investments and bank owned life insurance, the Corporation's three primary earning assets, totaled $2.8 billion, an increase of $100 million over the June 30, 2003 amount of $2.7 million. The improvement in earning assets was primarily funded by increases in deposits and capital totaling $62 million and reductions in cash and cash equivalents.

                        First Merchants Corporation's second quarter 2004 results represent a continuation of positive trends. Despite higher provisioning for loan losses than planned, earnings per share improved by another $.03 over the prior quarter and non-performing loans declined to the lowest level in two years.

april                   RANDOLPH COUNTY BANK & UCNB ANNOUNCE MERGER
--------------------------------------------------------------------------------
                        The Board of Directors of the Corporation agreed to merge two affiliates by the end of 2004 as the result of a retiring president. The affiliates merged were The
                        Randolph County Bank of Winchester and Union City, led by President James A. Meinerding, and The Union County
                        National Bank of Liberty, led by Norm Locke who retired at the end of 2004.

                        The resulting bank has $290 million in assets and 90 employees. The bank's name is "United Communities National Bank" in keeping with the spirit of our corporate commitment to community banking. Meinerding will be president of the resulting bank. All directors, officers, and employees have remained. The United Communities National Bank will have offices in Winchester, Union City, Richmond, Liberty, and Connersville, Indiana; as well as Oxford, Ohio.

february                CASH DIVIDEND ANNOUNCED
--------------------------------------------------------------------------------
                        First Merchants Corporation announced the following action taken by its Board of Directors on February 10, 2004. The Board declared a first quarter cash dividend of $0.23 per share.

[GRAPHIC]

Investor Summary

TRADING HISTORY

Listed on NASDAQ/NMS on June 20, 1989

Trading Symbol: FRME
2004 Stock Price Range:

   High                   $  29.19
   Low                    $  22.20

Current bid price as of 12/31/04: $28.30

2004 NASDAQ
Trading Volume:
6,610,460 shares

December 31,2004 Shares outstanding:
18,573,997

RETURN ON ASSETS

  02       03       04
------   ------   ------
  1.16%     .93%     .95%

EFFICIENCY RATIO
(indicates the cost to produce a dollar of revenue)

  02       03       04
------   ------   ------
  57.7     61.6     61.9

RETURN ON EQUITY

  02       03       04
------   ------   ------
 11.72%    9.39%    9.49%

LOAN LOSSES
(as a percent of average loans)

  02       03       04
------   ------   ------
   .37      .44      .37

STOCK PERFORMANCE

A purchase of 100 shares in September 1982, when the holding company was organized, would have cost $4,200. Through three 2-for-1 stock splits, three 3-for-2 stock splits, and three five percent (5%) stock dividends, the number of shares held as of December 31, 2004, would be approximately 3,126 with a market value of $88,466. In addition, dividends in the amount of $32,310 would have been paid on the initial investment of $4,200.

$ 4,200   $ 32,310   $ 88,466

EARNINGS GROWTH

[GRAPHIC]

   1975            2004
-----------    ------------
$ 1,537,000    $ 29,411,000

FIRST MERCHANTS CORPORATION

STEFAN S. ANDERSON
Chairman of the Board

ROBERT M. SMITSON
Vice Chairman of the Board
Maxon Corporation
Chairman of the Board
Retired

MICHAEL L. COX
First Merchants Corporation
President
Chief Executive Officer

ROGER M. ARWOOD
First Merchants Corporation
Executive Vice President
Chief Operating Officer

JAMES F. AULT
Madison Community Bank
Chairman of the Board
General Motors Corporation
Retired

RICHARD A. BOEHNING
Bennett, Boehning & Clary
Of Counsel

FRANK A. BRACKEN, ESQ.
Ball Associates
Attorney
Retired

DR. BLAINEA. BROWNELL
U21 pedagogica
Chief Executive Officer

THOMAS B. CLARK
Jarden Corporation
Chairman of the Board
President
Chief Executive Officer
Retired

DR. JO ANN M. GORA
Ball State University
President

BARRY J. HUDSON
First National Bank
Chairman of the Board

ROBERT T. JEFFARES
Great Lakes Chemical Corporation
Executive Vice President
Chief Financial Officer
Retired

NORMAN M. JOHNSON
Union County National Bank
Chairman of the Board
Stein Roe & Farnham
Executive Vice President
Retired

THOMAS D. MCAULIFFE
Commerce National Bank
Chairman of the Board
Chief Executive Officer

CHARLES E. SCHALLIOL
State OF Indiana
Office of Management & Budget
Director

JEAN L. WOJTOWICZ
Cambridge Capital
Management Corp.
President
Chief Executive Officer

SECRETARY TO THE BOARD

LARRY R. HELMS
First Merchants Corporation
Senior Vice President

ASSISTANT SECRETARY
TO THE BOARD

C. RONALD HALL
First Merchants Corporation
Vice President

[GRAPHIC]

BOARDS OF DIRECTORS

FIRST MERCHANTS BANK

STEFAN S. ANDERSON
Chairman of the Board

ROBERT M. SMITSON
Vice Chairman of the Board
Maxon Corporation
Chairman of the Board
Retired

MICHAEL L. COX
First Merchants Corporation
President
Chief Executive Officer

ROGER M. ARWOOD
First Merchants Corporation
Executive Vice President
Chief Operating Officer

JACK L. DEMAREE
First Merchants Bank
President
Chief Executive Officer

RONALD K. FAUQUHER
Ontario Systems, LLC
Senior Vice President

MICHAEL B.GALLIHER
Boyce Forms / Systems
Keystone & Komputrol Software
Presdent
Chief Execiutive Officer

THOMAS K. GARDINER, MD, FACP
Cardinal Health System, Inc.
Executive Vice President

SUZANNE L. GRESHAM, PhD
Comprehensive Mental Health
Services, Inc.
President
Chief Executive Officer
Retired

JOHN W. HARTMEYER
Al Pete Meats, Inc.
Chief Executive Officer

MARIA WILLIAMS-HAWKINS, PhD
Ball State University

NELSON W.HEINRICHS
Centennial Packaging, Inc.
Chairman of the Board
Retired

JON H. MOLL
DeFur Voran, LLP
Partner

JOSEPH E. WILSON
Muncie Power Products, Inc.
Chairman of the Board
Chief Executive Officer

SECRETARY TO THE BOARD

CYNTHIA G. HOLADAY
First Merchants Bank
Assistant Vice President
Executive Administrative Officer

CHAIRMAN EMERITUS
William P. Givens

DIRECTORS EMERITI
Clell W. Douglass
Hurley C. Goodall
Betty J. Kendall
Hamer D. Shafer

COMMERCE NATIONAL BANK

THOMAS D. MCAULIFFE
Chairman of the Board
Chief Executive Officer

JOHN A. ROMELFANGER
Commerce National Bank
Executive Vice President
Chief Operating Officer

ROGER M. ARWOOD*
First Merchants Corporation
Executive Vice President
Chief Operating Officer

LORETO V. CANINI
Canini & Pellecchia, Inc.
President

JAMESON CRANE, JR.
Crane Group, Co.
Vice President

RHONDA J. DEMUTH
TDCI, Inc.
Chief Executive Officer

GEORGE A. GUMMER
G.A. Gummer & Associates, Inc.
Owner

WILLIAM L. HOY
Columbus Sign Company
Chief Executive Officer

VICTOR D. IRELAN
Dublin Building Systems
Chairman of the Board

CLARK KELLOGG
CBS Sports
Basketball Analyst

SAMUEL E. MCDANIEL
Mc Daniel's Painting
& Construction, Inc.
Owner

RICHARD F. RUHL
Dick Ruhl Ford Sales, Inc.
Retired

JOHN A. TONTI
West Penn Foods, Inc.
President

ALAN R. WEILER
Archer-Meek-Weiler Agency, Inc.
Chairman

WILLIAM WICKHAM
SBC Advertising Co.
Chairman
Chief Executive Officer

DAVID L. WINKS
Capital Lighting, Inc.
Vice President

MICHAEL WREN
M-E Engineering
Retired

* advisory director

DECATUR BANK
& TRUST COMPANY

PHILIP H. BARGER
Chairman of the Board
Barger Farms, Inc.

DENNIS A. BIEBERICH
Decatur Bank & Trust Company
President
Chief Executive Officer

KEVAN B. BIGGS
Ideal Suburban Homes, Inc.
Vice President

GREGORY A. FLEMING
Fleming Excavating, Inc.
President

MARK KAEHR
R & K Incinerator, Inc.
President

WAYNE M. PORTER
Thunderbird Products
Vice President of Sales

JOHN L. SCHULTZ
Baker & Schultz, Inc.
President

FIRST NATIONAL BANK OF
PORTLAND

BARRY J. HUDSON
Chairman of the Board

ROBERT G. BELL
First National Bank of Portland
President
Chief Executive Officer

BRADLEY K. GLENTZER
Portland Motor Parts
Owner

BONNIE R. MAITLEN, PhD
Training & Development
Specialist-Consultant

REDA THEURER-MILLER
Youth Service Bureau of Jay County, Inc.
Chief Executive Officer

STEPHEN R. MYRON, MD
Preferred Medical Providers
President

SAMUEL P. SHOEMAKER
John Jay Center for Learning
Executive Director
Retired

GARY L. WHITENACK
Whitenack Farm & Supply Co.
Farmer

FIRST UNITED BANK

DANIEL R. EICHHORN, DVM
Chairman of the Board
Veterinarian

JOHN M. FINNERTY
First United Bank
President
Chief Executive Officer

DAVID L. KEESLING
Farmer

MARY WISEHART PHILLIPS
Wisehart & Wisehart
Attorney

RICHARD A. RUSSELL
Slick Engineering

FRANCES SLOCUM BANK

ROBERT R. HALDERMAN
Chairman of the Board
Halderman Real Estate Services
Chairman
Halderman Farm Management, Inc.
Chairman

PAMELA C. BECKOM
Harbaugh Enterprises, Inc.
President
Pizza Hut of Kokomo, Inc.
President
Pizza Hut of Chillicothe, Inc.
President

RICHARD T. DOERMER
Growth Capital Company
President

JOHN W. FORRESTER
Wabash Electric Supply, Inc.
President

GREGORY L. GARNER, OD
Midwest Eye Consultants, PC
President
Chief Executive Officer

ARTHUR W. JASEN
B. Walter & Company
President
Walter Dimension Co.
President

HAL D. JOB
Frances Slocum Bank
President
Chief Executive Officer

JAMES M. RIDENOUR
Indiana University
Professor
Retired

CHARLES R. TIEDE
Tiede, Metz & Downs PC
Attorney

LAFAYETTE BANK
& TRUST COMPANY

ROBERT J. WEEDER
Chairman of the Board

TONY S. ALBRECHT
President
Chief Executive Officer

RICHARD A. BOEHNING
Bennett, Boehning & Clary
Of Counsel

KELLY V. BUSCH
KVB Broadcasting
Managing General Partner

MICHAEL L. COX
First Merchants Corporation
President
Chief Executive Officer

VERNON N. FURRER
Self-Employed Farmer

W. L. HANCOCK
PSI Energy,
A CINERGY Company
General Manager
Retired

JOSEPH B. HORNETT
Purdue Research Foundation
Senior Vice President
Treasurer

ROBERT T. JEFFARES
Executive Vice President
Chief Financial Officer
Great Lakes
Chemical Corporation
Retired

JEFFREY L. KESSLER
Stall & Kessler Diamond Center
Co-owner

ROY D. MEEKS
Nelmeeks, Inc.
President

ERIC P. MEISTER
GTE North, Inc.
Central Division Manager
Retired

DIRECTORS EMERITI
Gordon G. Beemer
Joseph A. Bonner
Charles E. Maki

MADISON COMMUNITY BANK

JAMES F. AULT
Chairman of the Board
General Motors Corporation
Delco Remy Division
General Manager
Retired

GEORGE R. LIKENS
Vice Chairman of the Board
Farmer

MICHAEL L. BAKER
Madison Community Bank
President
Chief Executive Officer

EDWARD L. FOGGS
Church of God
Minister-at-Large
Interchurch Relations

JEFFREY A. JENNESS
Church of God
Executive Secretary & Treasurer
Board of Pension

JOSEPH R. KILMER
Attorney at Law

C. DAVID KLEINHENN
Kleinhenn Company
President

HERBERT G. LIKENS
Farmer

ROBERT J. PENSEC
Carbide Grinding Company
President

STEPHEN D. SKAGGS
Perfecto Tool & Engineering Co., Inc.
Vice President

CURT STEPHENSON
First Merchants Insurance Services
Vice President

RANDOLPH COUNTY BANK

MICHAEL D. WICKERSHAM
Chairman of the Board
Wick's Pies, Inc.
President

CLYDE T. BATEMAN
Farmer

THOMAS E. CHALFANT
Farmer

W. SCOTT HAWKINS
Registered Representative
Lincoln Financial Advisors

ERROL P. KLEM
Klem Golf, Inc.
President

MARTHA A. MATHIAS
Frank Miller Lumber Co., Inc.
President
Chief Executive Officer

JAMES A. MEINERDING
Randolph County Bank
President
Chief Executive Officer

UNION COUNTY
NATIONAL BANK

NORMAN M. JOHNSON
Chairman of the Board
Stein, Roe & Farnham
Executive Vice President
Retired

NORMAN LOCKE
Union County National Bank
President
Chief Executive Officer

RICHARD A. DANIELS
McCullough-Hyde
Memorial Hospital
President
Chief Executive Officer

GERALD S. PAUL
Medreco, Inc.
President

JAN S. WILLIAMS
Williams & Keckler, LLC
Certified Public Accountant

FIRST MERCHANTS
INSURANCE SERVICES

MICHAEL L. COX
Chairman
First Merchants Corporation
President
Chief Executive Officer

DAN M. VANTREESE
President
Chief Executive Officer

ROGER M. ARWOOD
First Merchants Corporation
Executive Vice President
Chief Operating Officer

LARRY R. HELMS
First Merchants Corporation
Senior Vice President

MARK K. HARDWICK
First Merchants Corporation
Senior Vice President
Chief Financial Officer

FIRST MERCHANTS
REINSURANCE CO., LTD.

MICHAEL L. COX
Chairman
First Merchants Corporation
President
Chief Executive Officer

LARRY R. HELMS
Secretary
First Merchants Corporation
Senior Vice President

MARK K. HARDWICK
Treasurer
First Merchants Corporation
Senior Vice President
Chief Financial Officer

INDIANA TITLE
INSURANCE COMPANY

MICHAEL L. COX
Chairman
First Merchants Corporation
President
Chief Executive Officer

JAMES W. SMITH
Co-President

JAMES W. TRULOCK
Co-President

DAVID W. HEETER
Mutual First Financial, Inc
Chief Executive Officer

HARRY J. BAILEY
Ameriana Bancorp
President
Chief Executive Officer

MERCHANTS
TRUST COMPANY

STEFAN S. ANDERSON
Chairman of the Board

MICHAEL L. COX
First Merchants Corporation
President
Chief Executive Officer

ROGER M. ARWOOD
First Merchants Corporation
Executive Vice President
Chief Operating Officer

JAMES L. THRASH
Merchants Trust Company
President
Chief Executive Officer

JON H. MOLL
DeFur Voran, LLP
Partner

EXECUTIVE OFFICERS

[GRAPHIC]

SENIOR OFFICERS

FIRST MERCHANTS CORPORATION

MICHAEL L. COX
President
Chief Executive Officer

ROGER M. ARWOOD
Executive Vice President
Chief Operating Officer

ROBERT R. CONNORS
Senior Vice President
Operations & Technology

MARK K. HARDWICK
Senior Vice President
Chief Financial Officer

LARRY R. HELMS
Senior Vice President
Administrative Services
& General Counsel

FIRST MERCHANTS CORPORATION

KIMBERLY J. ELLINGTON
Senior Vice President

JEFF S. DAVIS
First Vice President

STEPHAN H. FLUHLER
First Vice President

JEFFREY B. LORENTSON
First Vice President

ROBERT C. RHOADES
First Vice President

JAMI L. CORNISH
Vice President

BRIAN A. EDWARDS
Vice President

PAUL A. FISH
Vice President

PHILLIP W. FORTNER
Vice President

C. RONALD HALL
Vice President

CHRISTINA L. HOYT
Vice President

SONDRA A. KASELONIS
Vice President

GARY D. MARSHALL
Vice President

PAMELA S. MILLER
Vice President

LARRY J. MOORE
Vice President

BRENDA G. NIVENS
Vice President

DAVID L. ORTEGA
Vice President

MITZI K. THOMAS
Vice President

CAROL A. LAMBERT
Senior Staff Auditor

FIRST MERCHANTS BANK

JACK L. DEMAREE
President
Chief Executive Officer

THOMAS E. BUCZEK
Senior Vice President

CHRIS B. PARKER
Senior Vice President

WILLIAM R. REDMAN
Senior Vice President

JAMES S. CARR
Vice President

MERRILL V. CLEVENGER
Vice President

MICHAEL L. HAUK
Vice President

PATRICIA HUDSON
Vice President

JAMES A. KERSTIENS
Vice President

SUSAN R. LAVERTY
Vice President

STEPHEN B. MOORE
Vice President

JEFFREY M. PARSONS
Vice President

DENBY R. TURNER
Vice President

CYNTHIA S. WHITE
Vice President

THOMAS E. WILEY
Vice President

BRAD C. WISE
Vice President

JOHN A. WOOD
Vice President

FIRST MERCHANTS
INSURANCE SERVICES

DAN M. VAN TREESE
President
Chief Executive Officer

TERRY LOTHAMER
Vice President

JOHN PARKER
Vice President

LINDA PEVLER
Vice President

CURT STEPHENSON
Vice President

INDIANA TITLE
INSURANCE COMPANY

JAMES W. SMITH
Co-President

JAMES W. TRULOCK
Co-President

COMMERCE NATIONAL BANK

THOMAS D. MCAULIFFE
President
Chief Executive Officer

JOHN A. ROMELFANGER
Executive Vice President
Chief Operating Officer

MARK SBROCHI
Executive Vice President
Chief Credit Officer

CATHERINE A. DIECKMAN
Senior Vice President

JENNIFER M. GRIFFITH
Senior Vice President

JEFFREY A. NELSON
Senior Vice President

MELISSA K. SWARTZLANDER
Senior Vice President

ROBERT T. WHETZEL
Senior Vice President

HOWARD E. BOLES
Vice President

MARTIN F. BRADY
Vice President

W. ALEX COOK
Vice President

JOHN S. DIMAURO
Vice President

WILLIAM E. DUDLEY
Vice President

JAMES T. HEMPHILL
Vice President

JESSICA HOMAN
Vice President

F. ANDREW REARDON
Vice President

THOMAS J. SANSONE
Vice President

JOSEPH J. SAULINE
Vice President

DECATUR BANK
& TRUST COMPANY

DENNIS A. BIEBERICH
President
Chief Executive Officer

DAVID R. LENGERICH
Vice President

SHARON K. LINDER
Vice President

FIRST NATIONAL BANK
OF PORTLAND

ROBERT G. BELL
President
Chief Executive Officer

RICHARD L. HUFFMAN
Executive Vice President
Chief Trust & Investment Officer

DUANE D. SAUTBINE
Senior Vice President

THERESA T. BOLLENBACHER
Vice President

JANICE E. FERRELL
Vice President

CARL F. WALKER
Vice President

FIRST UNITED BANK

JOHN M. FINNERTY
President
Chief Executive Officer

JEAN E. REAL
Senior Executive Vice President

CHRISTOPHER J. ALLEN
Executive Vice President

REBECCA I. BLACK
Senior Vice President

JOYCE D. DICK
Senior Vice President

SUE E. GOODMAN
Vice President

BRIAN A. HUFF
Vice President

RICHARD W. WARNER
Vice President

FRANCES SLOCUM BANK

HAL D. JOB
President
Chief Executive Officer

RONALD D. KERBY
Executive Vice President

TONY A. MILLSPAUGH
Senior Vice President

DUANE A. DAVIS
Vice President

DENNIS L. FRIEDEN
Vice President

JOHN F. GOUVEIA III
Vice President

SONDRA A. KASELONIS
Vice President

RODNEY F. MORRISON
Vice President

MARC A. SHELLEY
Vice President

LAFAYETTE BANK
& TRUST COMPANY

TONY S. ALBRECHT
President
Chief Executive Officer

TODD A. BURKLOW
Executive Vice President

DANIEL J. GICK
Executive Vice President

DAVID T. FLINT
Senior Vice President

SHERRY L. KEITH
Senior Vice President

G. ATLEE OYLER
Senior Vice President

DAVID F. SCHRUM
Senior Vice President

CHARLES E. WISE
Senior Vice President

EDWARD R. BOES
Vice President

LORI L. BOLLOCK
Vice President

JOE D. COFFING
Vice President

CYNTHIA K. COX
Vice President

MONTY L. EDGING
Vice President

ARTHUR D. GRISEZ
Vice President

TAMARA L. HOPKINS
Vice President

JEFFREY W. LOVE
Vice President

MARK W. MOLTER
Vice President

RENEE D. REED
Vice President

CAROL S. ROSENTRETER
Vice President

S. JAMES SMYTH
Vice President

MALCOLM E. STAIR
Vice President

MICHELLE D. TURNPAUGH
Vice President

LARRY D. WILEY
Vice President

R. SCOTT WILLIAMS
Vice President

MADISON
COMMUNITY BANK

MICHAEL L. BAKER
President
Chief Executive Officer

KIRK A. KLABUNDE
Senior Vice President

MICHAEL E. STEPHENS
Senior Vice President

STEPHEN J. BILL
Vice President

RICHARD K. FULAYTAR
Vice President

MARY ANN GARDNER
Vice President

SHERRY HAZELBAKER
Vice President

JOHN L. MAY
Vice President

GRETCHEN D. PATTERSON
Vice President

RANDOLPH COUNTY BANK

JAMES A. MEINERDING
President
Chief Executive Officer

CHAD S. GUGGENBILLER
Executive Vice President

BRIAN A. EDWARDS
Executive Vice President
Cashier

RICK D. TUDOR
Senior Vice President

UNION COUNTY
NATIONAL BANK

NORMAN LOCKE
President
Chief Executive Officer

DIANE M. BOLSER
Executive Vice President

DALE A. CUMMINS
Executive Vice President

LEE M. ELZEMEYER
Senior Vice President

KYLE D. CLARK
Vice President

MERCHANTS
TRUST COMPANY

JAMES L. THRASH
President
Chief Executive Officer

LAWRENCE A. ANTHROP
Senior Vice President

WILLIAM J. BITTERMANN, JR.
Senior Vice President

TERRY L. BLAKER
Senior Vice President

DAVID L. FORBES
Senior Vice President

ELKE U. BALTIMORE
Vice President

J. NEAL BARNUM
Vice President

BRENT P. BRANDON
Vice President

PAMELA S. HAAGER
Vice President

RICHARD L. HUFFMAN
Vice President

JAMES E. KEENE
Vice President

KIMBERLYA. LOVELESS
Vice President

JEFF C. MANTOCK
Vice President

CAROL S. MERCHAND
Vice President

SHARON L. POWELL
Vice President

DENNIS D. PUPPEL
Vice President

JOHN A. ROMELFANGER
Vice President

JOHN L. SHOCKLEY
Vice President

N. JANE SMITH
Vice President

M. TERESA SWAIM
Vice President

STACY A. TERHUNE
Vice President

DOUGLAS M. WEHRMAN
Vice President

DOUGLAS L. WHITE
Vice President

FINANCIAL REVIEW

FIVE-YEAR SUMMARY OF SELECTED FINANCIAL DATA                                   2

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                                  3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                       20

CONSOLIDATED FINANCIAL STATEMENTS                                             21

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                    25

ANNUAL MEETING, STOCK PRICE AND DIVIDEND INFORMATION                          54

COMMON STOCK LISTING                                                          55

FORM 10-K, FINANCIAL INFORMATION AND CODE OF ETHICS                           56

FIVE-YEAR SUMMARY OF SELECTED FINANCIAL DATA

(in thousands, except share data)                              2004           2003           2002            2001           2000
===================================================================================================================================
Operations (3)
Net Interest Income
     Fully Taxable Equivalent (FTE) Basis ..............    $  108,986     $  106,899     $   96,599      $   66,806     $   58,619
Less Tax Equivalent Adjustment .........................         3,597          3,757          3,676           2,445          2,637
                                                            ----------     ----------     ----------      ----------     ----------
Net Interest Income ....................................       105,389        103,142         92,923          64,361         55,982
Provision for Loan Losses ..............................         5,705          9,477          7,174           3,576          2,625
                                                            ----------     ----------     ----------      ----------     ----------
Net Interest Income
     After Provision for Loan Losses ...................        99,684         93,665         85,749          60,785         53,357
Total Other Income .....................................        34,554         35,902         27,077          18,543         16,634
Total Other Expenses ...................................        91,642         91,279         71,009          45,195         40,083
                                                            ----------     ----------     ----------      ----------     ----------
     Income Before Income Tax Expense ..................        42,596         38,288         41,817          34,133         29,908
Income Tax Expense .....................................        13,185         10,717         13,981          11,924          9,968
                                                            ----------     ----------     ----------      ----------     ----------
Net Income .............................................    $   29,411     $   27,571     $   27,836      $   22,209     $   19,940
                                                            ==========     ==========     ==========      ==========     ==========

Per share data (1)(3)
Basic Net Income .......................................    $     1.59     $     1.51     $     1.70      $     1.63     $     1.51
Diluted Net Income .....................................          1.58           1.50           1.69            1.61           1.50
Cash Dividends Paid ....................................           .92            .90            .86             .84            .78
December 31 Book Value .................................         16.93          16.42          15.24           12.82          11.61
December 31 Market Value (Bid Price) ...................         28.30          25.51          21.67           21.78          19.54

Average balances (3)
Total Assets ...........................................    $3,109,104     $2,960,195     $2,406,251      $1,689,694     $1,532,691
Total Loans (4).........................................     2,369,017      2,281,614      1,842,429       1,270,555      1,104,013
Total Deposits .........................................     2,365,306      2,257,075      1,857,053       1,331,631      1,209,015
Securities Sold Under Repurchase Agreements
     (long-term portion) ...............................           181                        66,535          44,394         53,309
Total Federal Home Loan Bank Advances ..................       225,375        208,733        155,387         103,941         80,008
Total Subordinated Debentures, Revolving
      Credit and Term Loans ............................        96,230         94,203         52,756           2,571
Total Stockholders' Equity .............................       310,004        293,603        237,575         166,232        141,446

Year-end balances (3)
Total Assets ...........................................    $3,191,668     $3,076,812     $2,678,687      $1,787,035     $1,621,063
Total Loans (4).........................................     2,431,418      2,356,546      2,025,922       1,359,893      1,175,586
Total Deposits .........................................     2,408,150      2,362,101      2,036,688       1,421,251      1,288,299
Securities Sold Under Repurchase Agreements
      (long-term portion) ..............................           320                        23,632          32,500         32,500
Total Federal Home Loan Bank Advances ..................       223,663        212,779        184,677         103,499         93,182
Total Subordinated Debentures, Revolving
      Credit and Term Loans ............................        97,206         97,782         72,488           8,500
Total Stockholders' Equity .............................       314,603        303,965        261,129         179,128        156,063

Financial ratios (3)
Return on Average Assets ...............................           .95%           .93%          1.16%           1.31%          1.30%
Return on Average Stockholders' Equity .................          9.49           9.39          11.72           13.36          14.10
Average Earning Assets to Total Assets .................         90.28          89.99          91.38           93.29          94.85
Allowance for Loan Losses as % of Total Loans ..........           .93           1.08           1.11            1.11           1.06
Dividend Payout Ratio ..................................         58.23          60.00          50.89           52.17          52.00
Average Stockholders' Equity to Average Assets .........          9.97           9.92           9.87            9.84           9.23
Tax Equivalent Yield on Earning Assets (2)..............          5.72           5.98           6.83            7.80           8.19
Cost of Supporting Liabilities .........................          1.84           1.97           2.44            3.56           4.16
Net Interest Margin on Earning Assets ..................          3.88           4.01           4.39            4.24           4.03

(1)   Restated for all stock dividends and stock splits.

(2) Average earning assets include the average balance of securities classified as available for sale, computed based on the average of the historical amortized cost balances without the effects of the fair value adjustment.

(3) Business combinations that affect the comparability of the 2004, 2003 and 2002 information are discussed in Note 2 to the Consolidated Financial Statements. Business combinations that affect the comparability of the 2001 and 2000 information are discussed in the Corporation's Forms 10-K for years ended December 31, 2003 and 2002.

(4)   Includes loans held for sale.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

First Merchants Corporation ("Corporation") from time to time includes forward-looking statements in its oral and written communication. The Corporation may include forward-looking statements in filings with the Securities and Exchange Commission, such as Form 10-K and Form 10-Q, in other written materials and in oral statements made by senior management to analysts, investors, representatives of the media and others. The Corporation intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Corporation is including this statement for purposes of these safe harbor provisions. Forward-looking statements can often be identified by the use of words like "estimate," "project," "intend," "anticipate," "expect" and similar expressions. These forward-looking statements include:

      o   statements of the Corporation's goals, intentions and expectations;

      o statements regarding the Corporation's business plan and growth strategies;

      o statements regarding the asset quality of the Corporation's loan and investment portfolios; and

      o   estimates of the Corporation's risks and future costs and benefits.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors which could affect the actual outcome of future events:

      o fluctuations in market rates of interest and loan and deposit pricing, which could negatively affect the Corporation's net interest margin, asset valuations and expense expectations;

      o adverse changes in the economy, which might affect the Corporation's business prospects and could cause credit-related losses and expenses;

      o adverse developments in the Corporation's loan and investment portfolios;

      o competitive factors in the banking industry, such as the trend towards consolidation in the Corporation's market; and

      o changes in the banking legislation or the regulatory requirements of federal and state agencies applicable to bank holding companies and banks like the Corporation's affiliate banks.

Because of these and other uncertainties, the Corporation's actual future results may be materially different from the results indicated by these forward-looking statements. In addition, the Corporation's past results of operations do not necessarily indicate its future results.

CRITICAL ACCOUNTING POLICIES

Generally accepted accounting principles require management to apply significant judgment to certain accounting, reporting and disclosure matters. Management must use assumptions and estimates to apply those principles where actual measurement is not possible or practical. For a complete discussion of the Corporation's significant accounting policies, see the notes to the consolidated financial statements and discussion throughout this Annual Report. Below is a discussion of the Corporation's critical accounting policies. These policies are critical because they are highly dependent upon subjective or complex judgments, assumptions and estimates. Changes in such estimates may have a significant impact on the

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES continued

Corporation's financial statements. Management has reviewed the application of these policies with the Corporation's Audit Committee.

Allowance for Loan Losses. The allowance for loan losses represents management's estimate of probable losses inherent in the Corporation's loan portfolio. In determining the appropriate amount of the allowance for loan losses, management makes numerous assumptions, estimates and assessments.

The Corporation's strategy for credit risk management includes conservative credit policies and underwriting criteria for all loans, as well as an overall credit limit for each customer significantly below legal lending limits. The strategy also emphasizes diversification on a geographic, industry and customer level, regular credit quality reviews and management reviews of large credit exposures and loans experiencing deterioration of credit quality.

The Corporation's allowance consists of three components: probable losses estimated from individual reviews of specific loans, probable losses estimated from historical loss rates, and probable losses resulting from economic, environmental, qualitative or other deterioration above and beyond what is reflected in the first two components of the allowance.

Larger commercial loans that exhibit probable or observed credit weaknesses are subject to individual review. Where appropriate, reserves are allocated to individual loans based on management's estimate of the borrower's ability to repay the loan given the availability of collateral, other sources of cash flow and legal options available to the Corporation. Included in the review of individual loans are those that are impaired as provided in SFAS No. 114, Accounting by Creditors for Impairment of a Loan. Any allowances for impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or fair value of the underlying collateral. The Corporation evaluates the collectibility of both principal and interest when assessing the need for a loss accrual.

Historical loss rates are applied to other commercial loans not subject to specific reserve allocations.

Homogenous loans, such as consumer installment and residential mortgage loans are not individually risk graded. Rather, credit scoring systems are used to assess credit risks. Reserves are established for each pool of loans using loss rates based on a five year average net charge-off history by loan category.

Historical loss rates for commercial and consumer loans may be adjusted for significant factors that, in management's judgment, reflect the impact of any current conditions on loss recognition. Factors which management considers in the analysis include the effects of the national and local economies, trends in the nature and volume of loans (delinquencies, charge-offs and nonaccrual loans), changes in mix, asset quality trends, risk management and loan administration, changes in the internal lending policies and credit standards, collection practices and examination results from bank regulatory agencies and the Corporation's internal loan review. An unallocated reserve, primarily based on the factors noted above, is maintained to recognize the imprecision in estimating and measuring loss when evaluating reserves

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES continued

for individual loans or pools of loans. Allowances on individual loans and historical loss rates are reviewed quarterly and adjusted as necessary based on changing borrower and/or collateral conditions and actual collection and charge-off experience.

The Corporation's primary market areas for lending are north-central and east-central Indiana and Columbus, Ohio. When evaluating the adequacy of allowance, consideration is given to this regional geographic concentration and the closely associated effect changing economic conditions have on the Corporation's customers.

The Corporation has not substantively changed any aspect of its overall approach in the determination of the allowance for loan losses. There have been no material changes in assumptions or estimation techniques as compared to prior periods that impacted the determination of the current period allowance.

Valuation of Securities. The Corporation's available-for-sale security portfolio is reported at fair value. The fair value of a security is determined based on quoted market prices. If quoted market prices are not available, fair value is determined based on quoted prices of similar instruments. Available-for-sale and held-to-maturity securities are reviewed quarterly for possible other-than-temporary impairment. The review includes an analysis of the facts and circumstances of each individual investment such as the length of time the fair value has been below cost, the expectation for that security's performance, the credit worthiness of the issuer and the Corporation's ability to hold the security to maturity. A decline in value that is considered to be other-than temporary is recorded as a loss within other operating income in the consolidated statements of income.

Pension. The Corporation provides pension benefits to its employees. In accordance with applicable accounting rules, the Corporation does not consolidate the assets and liabilities associated with the pension plan. Instead, the Corporation recognizes a prepaid asset for contributions the Corporation has made to the pension plan in excess of pension expense. The measurement of the prepaid asset and the annual pension expense involves actuarial and economic assumptions.

The assumptions used in pension accounting relate to the expected rate of return on plan assets, the rate of increase in salaries, the interest-crediting rate, the discount rate, and other assumptions. See Note 16 "Employee Benefit Plans" in the Annual Report for the specific assumptions used by the Corporation.

The annual pension expense for the Corporation is currently most sensitive to the discount rate. Each 25 basis point reduction in the 2005 discount rate of
6.0 percent would increase the Corporation's 2005 pension expense by approximately $206,000. In addition, each 25 basis point reduction in the 2005 expected rate of return of 8.0 percent would increase the Corporation's 2005 pension expense by approximately $96,000.

Goodwill and Intangibles. For purchase acquisitions, the Company is required to record the assets acquired, including identified intangible assets, and the liabilities assumed at their fair value, which in many instances involves estimates based on third party valuations, such as appraisals, or internal valuations based on

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAPITAL ACCOUNTING POLICIES continued

discounted cash flow analyses or other valuation techniques that may include estimates of attrition, inflation, asset growth rates or other relevant factors. In addition, the determination of the useful lives for which an intangible asset will be amortized is subjective.

Goodwill and indefinite-lived assets recorded must be reviewed for impairment on an annual basis, as well as on an interim basis if events or changes indicate that the asset might be impaired. An impairment loss must be recognized for any excess of carrying value over fair value of the goodwill or the indefinite-lived intangible with subsequent reversal of the impairment loss being prohibited. The tests for impairment fair values are based on internal valuations using management's assumptions of future growth rates, future attrition, discount rates, multiples of earnings or other relevant factors. The resulting estimated fair values could have a significant impact on the carrying values of goodwill or intangibles and could result in impairment losses being recorded in future periods.

BUSINESS SUMMARY

The Corporation is a diversified financial holding company headquartered in Muncie, Indiana. Since its organization in 1982, the Corporation has grown to include 10 affiliate banks with over 70 locations in 17 Indiana and 3 Ohio counties. In addition to its branch network, the Corporation's delivery channels include ATMs, check cards, interactive voice response systems and internet technology.

The Corporation's business activities are currently limited to one significant business segment, which is community banking. The Corporation's financial service affiliates include 10 nationally chartered banks: First Merchants Bank, N.A., The Madison Community Bank, N.A., First United Bank, N.A., The Randolph County Bank, N.A., Union County National Bank, First National Bank, Decatur Bank and Trust Company, N.A., Frances Slocum Bank & Trust Company, N.A., Lafayette Bank and Trust Company, N.A. and Commerce National Bank. Effective January 1, 2005, Union County National Bank was merged into The Randolph County Bank, N.A., and the name of the continuing institution is United Communities National Bank. The banks provide commercial and retail banking services. In addition, the Corporation's trust company, multi-line insurance company and title company provide trust asset management services, retail and commercial insurance agency services and title services, respectively.

Management believes that its mission, guiding principles and strategic initiatives produce profitable growth for stockholders. Our vision is to satisfy all the financial needs of our customers, help them succeed financially and be recognized as the premier financial services company in our markets. Our primary strategy to achieve this vision is to increase product usage and focus on providing each customer with all of the financial products that fulfill their needs. Our cross-sell strategy and diversified business model facilitate growth in strong and weak economic cycles.

Management believes it is important to maintain a well controlled environment as we continue to grow our businesses. Sound credit policies are maintained and have resulted in declining nonperforming loans and net charge-offs as a percentage of loans outstanding from the prior year. Interest rate and market risks inherent in our asset and liability balances are managed within prudent ranges, while ensuring

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BUSSINESS SUMMARY continued

adequate liquidity and funding. Our stockholder value has continued to increase due to customer satisfaction and the balanced way we manage our business risk.

RESULTS OF OPERATIONS

As of December 31, 2004 total assets equaled $3,191,668,000, an increase of $114,856,000 or 3.7 percent over 2003. Of this amount, loans increased $74,548,000 and investments increased $64,738,000. Details of these changes are discussed within the "EARNING ASSETS" section of Management's Discussion and Analysis of Financial Condition and Results of Operations.

As of December 31, 2003 total assets equaled $3,076,812,000, an increase of $398,125,000 from December 31, 2002. Of this amount, loans increased $349,126,000, investments increased $14,735,000, intangibles, including goodwill, increased $35,506,000 and cash value of life insurance increased by $23,618,000. The addition of Commerce National Bank on March 1, 2003 accounted for $298,702,000 in loan growth, $12,500,000 in investment growth and most of the increase in intangibles.

Absent Commerce National Bank, total loans increased by $50,424,000 in 2003. Positive growth of commercial and industrial and commercial real estate loans of $73,436,000 was mitigated by declines in installment loans and residential real estate loans of $12,166,000 and $9,776,000, respectively.

The Corporation also completed the purchase of $23 million in Bank Owned Life Insurance (BOLI) during May, 2003. The BOLI yield is 8.34 percent on a fully tax equivalent basis, adjustable annually. The tax-free investment was used to offset the cost of current employee benefit programs.

Net income for 2004 totaled $29,411,000, an increase of $1,840,000 or 6.7 percent. The increase was primarily attributable to loan growth and improved credit quality. Diluted earnings per share totaled $1.58, a 5.3 percent increase from $1.50 reported for 2003.

Net income for 2003 totaled $27,571,000, down from $27,836,000 in 2002. The $265,000 decrease was attributable to several factors, including compression of the net interest margin, increased provision for loan losses and increased noninterest expenses. These factors and others are discussed within the respective sections of Management's Discussion and Analysis of Financial Condition and Results of Operations. Diluted earnings per share totaled $1.50, a
11.2 percent decrease from $1.69 reported for 2002.

Return on equity totaled 9.49 percent in 2004, 9.39 percent in 2003 and 11.72 percent in 2002. Return on assets totaled .95 percent in 2004, .93 percent in 2003 and 1.16 percent in 2002. Multiple factors impacting the reported financial results are discussed within the respective sections of Management's Discussion and Analysis of Financial Condition and Results of Operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAPITAL

The Corporation's regulatory capital continues to exceed regulatory "well capitalized" standards. Tier I regulatory capital consists primarily of total stockholders' equity and subordinated debentures issued to business trusts categorized as qualifying borrowings, less non-qualifying intangible assets and unrealized net securities gains. The Corporation's Tier I capital to average assets ratio was 7.50 percent and 7.38 percent at December 31, 2004 and 2003, respectively. In addition, at December 31, 2004, the Corporation had a Tier I risk-based capital ratio of 9.57 percent and total risk-based capital ratio of
11.57 percent. Regulatory capital guidelines require a Tier I risk-based capital ratio of 4.0 percent and a total risk-based capital ratio of 8.0 percent.

The Corporation's GAAP capital ratio, defined as total stockholders' equity to total assets, equaled 9.86 percent as of December 31, 2004, down from 9.88 percent in 2003. When the Corporation acquires other companies for stock, GAAP capital increases by the entire amount of the purchase price.

The Corporation's tangible capital ratio, defined as total stockholders' equity less intangibles net of tax to total assets less intangibles net of tax, equaled
5.92 percent as of December 31, 2004 up from 5.78 percent in 2003.

Management believes that all of the above capital ratios are meaningful measurements for evaluating the safety and soundness of the Corporation. Additionally, management believes the following table is also meaningful when considering performance measures of the Corporation. The table details and reconciles tangible earnings per share, return on tangible capital and tangible assets to traditional GAAP measures.

                                                               December 31,
(Dollars in Thousands)                                     2004         2003
===============================================================================
Average Goodwill.....................................   $  112,281   $  107,232
Average Core Deposit Intangible (CDI)................       22,164       24,393
Average Deferred Tax on CDI..........................       (8,105)      (8,951)
                                                        ----------   ----------
  Intangible Adjustment..............................   $  126,340   $  122,674
                                                        ==========   ==========

Average Stockholders' Equity (GAAP Capital)..........   $  310,004   $  293,603
Intangible Adjustment................................     (126,340)    (122,674)
                                                        ----------   ----------
  Average Tangible Capital...........................   $  183,664   $  170,929
                                                        ==========   ==========

Average Assets.......................................   $3,109,104   $2,960,195
Intangible Adjustment................................     (126,340)    (122,674)
                                                        ----------   ----------
  Average Tangible Assets............................   $2,982,764   $2,837,521
                                                        ==========   ==========

Net Income...........................................   $   29,411   $   27,571
CDI Amortization, net of tax.........................        2,133        2,341
                                                        ----------   ----------
  Tangible Net Income................................   $   31,544   $   29,912
                                                        ==========   ==========

Diluted Earnings per Share...........................   $     1.58   $     1.50
Diluted Tangible Earnings per Share..................   $     1.69   $     1.63

Return on Average GAAP Capital.......................         9.49%        9.39%
Return on Average Tangible Capital...................        17.49%       17.50%

Return on Average Assets.............................         0.95%        0.93%
Return on Average Tangible Assets....................         1.06%        1.05%

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

ASSET QUALITY/PROVISION FOR LOAN LOSSES

The Corporation's primary business focus is middle market commercial and residential real estate, auto and small consumer lending, which results in portfolio diversification. Management ensures that appropriate methods to understand and underwrite risk are utilized. Commercial loans are individually underwritten and judgmentally risk rated. They are periodically monitored and prompt corrective actions are taken on deteriorating loans. Retail loans are typically underwritten with statistical decision-making tools and are managed throughout their life cycle on a portfolio basis.

The allowance for loan losses is maintained through the provision for loan losses, which is a charge against earnings. The amount provided for loan losses and the determination of the adequacy of the allowance are based on a continuous review of the loan portfolio, including an internally administered loan "watch" list and an independent loan review primarily provided by an outside accounting firm. The evaluation takes into consideration identified credit problems, as well as the possibility of losses inherent in the loan portfolio that are not specifically identified. (See Critical Accounting Policies)

At December 31, 2004, non-performing loans totaled $19,281,000, a decrease of $7,343,000, as noted in the following table. Loans 90 days past due other than non-accrual and restructured loans decreased by $4,623,000. The amount of non-accrual loans, totaling $15,355,000 at December 31, 2004, will increase or decrease going forward due to portfolio growth, routine problem loans recognition and resolution through collections, sales or charge-offs. The performance of any loan can be affected by external factors, such as economic conditions, or factors particular to a borrower, such as actions of a borrower's management.

At December 31, 2004, impaired loans totaled $49,411,000, an increase of $4,639,000 from year end 2003. At December 31, 2004, a specific allowance for losses was not deemed necessary for impaired loans totaling $41,683,000, but a specific allowance of $1,673,000 was recorded for the remaining balance of impaired loans of $7,728,000 and is included in the Corporation's allowance for loan losses. The average balance of impaired loans for 2004 was $59,568,000. The increase of total impaired loans of $4,639,000 is primarily due to the increase of performing, substandard classified loans, which comprise a portion of the Corporation's total impaired loans. A loan is deemed impaired when, based on current information or events, it is probable that all amounts due of principal and interest according to the contractual terms of the loan agreement will not be collected. For the Corporation, all performing, substandard classified loans are included in the impaired loan total.

At December 31, 2004, the allowance for loan losses was $22,548,000, a decrease of $2,945,000 from year end 2003. As a percent of loans, the allowance was .93 percent at December 31, 2004 and 1.08 percent at December 31, 2003. Management believes that the allowance for loan losses is adequate to cover losses inherent in the loan portfolio at December 31, 2004. The process for determining the adequacy of the allowance for loan losses is critical to our financial results. It requires management to make difficult, subjective and complex judgments, as a result of the need to make estimates about the effect of matters that are uncertain. Therefore, the allowance for loan losses, considering current factors at the time, including economic conditions and ongoing internal and external examination processes, will

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

ASSET QUALITY/PROVISION FOR LOAN LOSSES continued

increase or decrease as deemed necessary to ensure the allowance for loan losses remains adequate. In addition, the allowance as a percentage of charge-offs and nonperforming loans will change at different points in time based on credit performance, loan mix and collateral values.

The provision for loan losses in 2004 was $5,705,000, a decrease of $3,772,000 from $9,477,000 in 2003. The Corporation's allowance for loan losses reflects decreased non-performing loans as noted in the following table and decreased specific reserves, resulting in decreased provision expense.

The following table summarizes the non-accrual, contractually past due 90 days or more other than non-accruing and restructured loans for the Corporation.

(Dollars in Thousands)                                   December 31,
                                                        2004       2003
=========================================================================

Non-accrual loans ..............................      $ 15,355   $ 19,453

Loans contractually
   past due 90 days or more
   other than non-accruing .....................         1,907      6,530

Restructured loans .............................         2,019        641
                                                      --------   --------

   Total .......................................      $ 19,281   $ 26,624
                                                      ========   ========

The table below represents loan loss experience for the years indicated.

(Dollars in Thousands)                                       2004      2003      2002
======================================================================================
Allowance for loan losses:
    Balance at January 1 ...............................   $25,493   $22,417   $15,141
                                                           -------   -------   -------
    Chargeoffs .........................................    10,901    12,139     8,113
    Recoveries .........................................     2,251     2,011     1,313
                                                           -------   -------   -------
    Net chargeoffs .....................................     8,650    10,128     6,800
    Provision for loan losses ..........................     5,705     9,477     7,174
    Allowance acquired in acquisitions..................               3,727     6,902
                                                           -------   -------   -------
    Balance at December 31 .............................   $22,548   $25,493   $22,417
                                                           =======   =======   =======
   Ratio of net chargeoffs during the period to
     average loans outstanding during the period .......       .37%      .44%      .37%

LIQUIDITY

Liquidity management is the process by which the Corporation ensures that adequate liquid funds are available for the Corporation and its subsidiaries. These funds are necessary in order for the Corporation and its subsidiaries to meet financial commitments on a timely basis. These commitments include withdrawals by depositors, funding credit obligations to borrowers, paying dividends to shareholders, paying operating expenses, funding capital expenditures, and maintaining deposit reserve requirements. Liquidity is monitored and closely managed by the asset/liability committees at each subsidiary and by the Corporation's asset/liability committee.

The liquidity of the Corporation is dependent upon the receipt of dividends from its bank subsidiaries, which are subject to certain regulatory limitations as explained in Note 14 to the consolidated financial statements, and access to other funding sources. Liquidity of the Corporation's bank subsidiaries is derived primarily from core deposit growth, principal payments received on loans, the sale and maturity of

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY continued

investment securities, net cash provided by operating activities, and access to other funding sources.

The most stable source of liability-funded liquidity for both the long-term and short-term is deposit growth and retention in the core deposit base. In addition, the Corporation utilizes advances from the Federal Home Loan Bank ("FHLB") as a funding source. At December 31, 2004, total borrowings from the FHLB were $223,663,000. The Corporation's bank subsidiaries have pledged certain mortgage loans and certain investments to the FHLB. The total available remaining borrowing capacity from the FHLB at December 31, 2004, was $148,451,000.

The principal source of asset-funded liquidity is investment securities classified as available-for-sale, the market values of which totaled $416,177,000 at December 31, 2004. Securities classified as held-to-maturity that are maturing within a short period of time can also be a source of liquidity. Securities classified as held-to-maturity and that are maturing in one year or less totaled $1,110,000 at December 31, 2004. In addition, other types of assets-such as cash and due from banks, federal funds sold and securities purchased under agreements to resell, and loans and interest-bearing deposits with other banks maturing within one year-are sources of liquidity.

In the normal course of business, the Corporation is a party to a number of other off-balance sheet activities that contain credit, market and operational risk that are not reflected in whole or in part in the Corporation's consolidated financial statements. Such activities include: traditional off-balance sheet credit-related financial instruments and commitments under operating leases.

The Corporation provides customers with off-balance sheet credit support through loan commitments and standby letters of credit. Summarized credit-related financial instruments at December 31, 2004 are as follows:

                                                                 At December 31,
(Dollars in Thousands)                                                2004
================================================================================

Amounts of commitments:
Loan commitments to extend credit ...............................  $  540,087
Standby letters of credit .......................................      22,024
                                                                   ----------
                                                                   $  562,111
                                                                   ==========

Since many of the commitments are expected to expire unused or be only partially used, the total amount of unused commitments in the preceding table does not necessarily represent future cash requirements.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY continued

In addition to owned banking facilities, the Corporation has entered into a number of long-term leasing arrangements to support the ongoing activities of the Corporation. The required payments under such commitments and other borrowing arrangements at December 31, 2004 are as follows:

                                    2005      2006      2007      2008       2009       2010      Total
(Dollars in Thousands)                                                                and after
=========================================================================================================
Operating leases                  $  1,746   $ 1,515   $ 1,145   $   880   $    829   $   2,287  $  8,402
Federal funds purchased             32,550                                                         32,550
Securities sold under
  repurchase agreements             87,152       320                                               87,472
Federal Home Loan Bank Advances     33,477    29,859    24,995    19,306      9,428     106,598   223,663
Subordinated debentures,
  revolving credit lines and
  term loans                         8,250                                               88,956    97,206
                                  --------   -------   -------   -------   --------   ---------  --------
Total                             $163,175   $31,694   $26,140   $20,186   $ 10,257   $ 197,841  $449,293
                                  ========   =======   =======   =======   ========   =========  ========

The Corporation's purchase obligations have no material impact in its cash flow or liquidity and, accordingly, has not been included in the above table.

INTEREST SENSITIVITY AND DISCLOSURES ABOUT MARKET RISK

Asset/Liability Management has been an important factor in the Corporation's ability to record consistent earnings growth through periods of interest rate volatility and product deregulation. Management and the Board of Directors monitor the Corporation's liquidity and interest sensitivity positions at regular meetings to review how changes in interest rates may affect earnings. Decisions regarding investment and the pricing of loan and deposit products are made after analysis of reports designed to measure liquidity, rate sensitivity, the Corporation's exposure to changes in net interest income given various rate scenarios and the economic and competitive environments.

It is the objective of the Corporation to monitor and manage risk exposure to net interest income caused by changes in interest rates. It is the goal of the Corporation's Asset/Liability function to provide optimum and stable net interest income. To accomplish this, management uses two asset liability tools. GAP/Interest Rate Sensitivity Reports and Net Interest Income Simulation Modeling are both constructed, presented and monitored quarterly.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTEREST SENSITIVITY AND DISCLOSURES ABOUT MARKET RISK continued

Management believes that the Corporation's liquidity and interest sensitivity position at December 31, 2004, remained adequate to meet the Corporation's primary goal of achieving optimum interest margins while avoiding undue interest rate risk. The following table presents the Corporation's interest rate sensitivity analysis as of December 31, 2004.

(Dollars in Thousands)                                                                 At December 31, 2004
------------------------------------------------------------------------------------------------------------------------------------
                                                                1-180 DAYS   181-365 DAYS    1-5 YEARS    BEYOND 5 YEARS      TOTAL
====================================================================================================================================
Rate-Sensitive Assets:

   Federal funds sold and interest-bearing deposits ........   $    9,343                                                 $    9,343
   Investment securities ...................................       37,978    $   47,068     $  223,942     $  112,547        421,535
   Loans ...................................................    1,198,089       252,368        831,534        149,427      2,431,418
   Federal Reserve and Federal Home Loan Bank stock ........                                    21,323          1,535         22,858
                                                               ----------    ----------     ----------     ----------     ----------
        Total rate-sensitive assets ........................    1,245,410       299,436      1,076,799        263,509      2,885,154
                                                               ----------    ----------     ----------     ----------     ----------
Rate-Sensitive Liabilities:
   Interest-bearing deposits ...............................    1,411,013       173,153        489,473          3,826      2,077,465
   Securities sold under repurchase agreements .............       87,472                                                     87,472
   Federal Home Loan Bank advances .........................        9,750        21,174         87,664        105,075        223,663
   Subordinated debentures, revolving credit
     lines and term loans ..................................       13,250                                      83,956         97,206
                                                               ----------    ----------     ----------     ----------     ----------
        Total rate-sensitive liabilities ...................    1,521,485       194,327        577,137        192,857      2,485,806
                                                               ----------    ----------     ----------     ----------     ----------

Interest rate sensitivity gap by period ....................   $ (276,075)   $  105,109     $  499,662     $   70,652
Cumulative rate sensitivity gap ............................     (276,075)     (170,966)       328,696        399,348
Cumulative rate sensitivity gap ratio
   at December 31, 2004 ....................................         81.9%         90.0%         114.3%         116.1%
   at December 31, 2003 ....................................         73.6%         83.6%         111.6%         115.1%

The Corporation had a cumulative negative gap of $170,966,000 in the one-year horizon at December 31, 2004, just over 5.4 percent of total assets.

The Corporation places its greatest credence in net interest income simulation modeling. The above GAP/Interest Rate Sensitivity Report is believed by the Corporation's management to have two major shortfalls. The GAP/Interest Rate Sensitivity Report fails to precisely gauge how often an interest rate sensitive product reprices, nor is it able to measure the magnitude of potential future rate movements.

Net interest income simulation modeling, or earnings-at-risk, measures the sensitivity of net interest income to various interest rate movements. The Corporation's asset liability process monitors simulated net interest income under three separate interest rate scenarios; base, rising and falling. Estimated net interest income for each scenario is calculated over a 12-month horizon. The immediate and parallel changes to the base case scenario used in the model are presented below. The interest rate scenarios are used for analytical purposes and do not necessarily represent management's view of future market movements. Rather, these are intended to provide a measure of the degree of volatility interest rate movements may introduce into the earnings of the Corporation.

The base scenario is highly dependent on numerous assumptions embedded in the model, including assumptions related to future interest rates. While the base sensitivity analysis incorporates management's best estimate of interest rate and balance sheet dynamics under various market rate movements, the actual behavior and resulting earnings impact will likely differ from that projected. For mortgage-related assets, the base simulation model captures the expected prepayment behavior under changing interest rate environments. Assumptions and methodologies regarding the interest rate or balance behavior of indeterminate maturity products, e.g., savings, money market,

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTEREST SENSITIVITY AND DISCLOSURES ABOUT MARKET RISK continued

NOW and demand deposits reflect management's best estimate of expected future behavior.

The comparative rising and falling scenarios for the period ended December 31, 2005 assume further interest rate changes in addition to the base simulation discussed above. These changes are immediate and parallel changes to the base case scenario. In addition, total rate movements (beginning point minus ending point) to each of the various driver rates utilized by management in the base simulation for the period ended December 31, 2005 are as follows:

Driver Rates            RISING             FALLING
=============================================================
Prime                   200 Basis Points   (200) Basis Points
Federal Funds           200                (200)
One-Year CMT            200                (200)
Two-Year CMT            200                (200)
CD's                    200                 (74)
FHLB Advances           200                (200)

Results for the base, rising and falling interest rate scenarios are listed below. The net interest income shown represents cumulative net interest income over a 12-month time horizon. Balance sheet assumptions used for the base scenario are the same for the rising and falling simulations.

                                              BASE     RISING    FALLING
=========================================================================
Net Interest Income (Dollars in Thousands)  $109,311  $117,212   $ 97,757

Variance from base                                    $  7,901   $(11,554)

Percent of change from base                                7.2%     (10.6)%

The comparative rising and falling scenarios for the period ending December 31, 2004 assume further interest rate changes in addition to the base simulation discussed above. These changes are immediate and parallel changes to the base case scenario. In addition, total rate movements (beginning point minus ending point) to each of the various driver rates utilized by management in the base simulation for the period ended December 31, 2004 are as follows:

Driver Rates            RISING             FALLING
=============================================================
Prime                   200 Basis Points   (200) Basis Points
Federal Funds           200                (100)
One-Year T-Bill         200                (138)
Two-Year T-Bill         200                (194)
Interest Checking       100                (14)
MMIA Savings            100                (24)
First Flex              100                (24)
CD's                    200                (59)
FHLB Advances           200                (117)

Results for the base, rising and falling interest rate scenarios are listed below. The net interest income shown represents cumulative net interest income over a 12-month time horizon. Balance sheet assumptions used for the base scenario are the same for the rising and falling simulations.

                                              BASE     RISING     FALLING
=========================================================================
Net Interest Income (Dollars in Thousands)  $100,873  $102,792   $ 87,217

Variance from base                                    $  1,919   $(13,656)

Percent of change from base                               1.90%    (13.54)%

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

EARNING ASSETS

Earnings assets increased approximately $115.7 million during 2004 as compared to 2003. Loans grew by $74.5 million. Positive growth of commercial and industrial and commercial, construction and farmland real estate loans of approximately $178.9 million was mitigated by a $105.3 million decline in residential real estate loans.

Investment securities increased by $64.7 million. The Corporation purchased agency mortgage-backed securities, including ten year amortizing pools and five and seven year mortgage balloon pools. In addition, three to five year tax exempt state and municipal securities and federal agency securities were purchased during 2004.

The table below reflects the earning asset mix for the years 2004 and 2003 (at December 31).

Earning Assets
(Dollars in Millions)                                            December 31,
================================================================================
                                                               2004       2003
                                                             --------   --------
     Federal funds sold and interest-bearing time deposits   $    9.3   $   40.6
     Securities available for sale .......................      416.2      348.9
     Securities held to maturity .........................        5.4        7.9
     Mortgage loans held for sale ........................        3.4        3.0
     Loans ...............................................    2,428.0    2,353.6
     Federal Reserve and Federal Home Loan Bank stock ....       22.9       15.5
                                                             --------   --------
         Total ...........................................   $2,885.2   $2,769.5
                                                             ========   ========

DEPOSITS AND BORROWINGS

The table below reflects the level of deposits and borrowed funds (repurchase agreements; Federal Home Loan Bank advances; subordinated debentures, revolving credit lines and term loans; and other borrowed funds) based on year-end levels at December 31, 2004 and 2003.

(Dollars in Millions)                                      December 31,
                                                       2004           2003
                                                    ----------     ----------
Deposits ........................................   $  2,408.2     $  2,362.1
Federal funds purchased..........................         32.6
Securities sold under repurchase agreements......         87.5           71.1
Federal Home Loan Bank advances .................        223.7          212.8
Subordinated debentures, revolving credit lines
   and term loans................................         97.2           97.8
Other borrowed funds ............................                         1.5

The Corporation has continued to leverage its capital position with Federal Home Loan Bank advances, as well as repurchase agreements which are pledged against acquired investment securities as collateral for the borrowings. The interest rate risk is included as part of the Corporation's interest simulation discussed in Management's Discussion and Analysis of Financial Condition and Results of Operations under the headings "LIQUIDITY" and "INTEREST SENSITIVITY AND DISCLOSURES ABOUT MARKET RISK".

NET INTEREST INCOME

Net interest income is the primary source of the Corporation's earnings. It is a function of net interest margin and the level of average earning assets. The following table reflects the Corporation's asset yields, interest expense, and net interest income as a percent of average earning assets for the three-year period ending in 2004.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

NET INTEREST INCOME continued

In 2004, asset yields decreased 26 basis points (FTE) and interest cost decreased 13 basis points, resulting in a 13 basis point (FTE) decrease in net interest income as compared to 2003. Margins remained compressed through the first half of 2004 as the combined first and second quarters net interest margin equaled 3.87 percent. In June 2004, the first of five 25 basis point overnight federal funds rate increases by the Federal Open Market Committee occurred, helping increase the combined third and fourth quarter net interest margin to
3.90 percent. However, the net interest margin for the 2004 fourth quarter declined to 3.85 percent. This was primarily due to the reversal of approximately $340,000 of interest income in the fourth quarter, related to loans placed on non-accrual status and charged-off during the quarter. In addition, the Corporation maintained an average federal funds sold position of approximately $60 million, which generated lower yields.

In 2003, asset yields decreased 85 basis points (FTE) and interest cost decreased 47 basis points, resulting in a 38 basis point (FTE) decrease in net interest income as compared with 2002. The margin compression was primarily a result of a stressed Indiana economy and an interest rate cycle that approximated a 40-year low during 2003.

(Dollars in Thousands)                                          December 31,
                                                      2004          2003          2002
                                                   ----------   -----------    ----------
Net Interest Income..............................  $  105,389   $   103,142    $   92,923

FTE Adjustment...................................  $    3,597   $     3,757    $    3,676

Net Interest Income
  On a Fully Taxable Equivalent Basis............  $  108,986   $   106,899    $   96,599

Average Earning Assets...........................  $2,806,776   $ 2,663,853    $2,198,943

Interest Income (FTE) as a Percent
  of Average Earning Assets......................        5.72%         5.98%         6.83%

Interest Expense as a Percent
  of Average Earning Assets......................        1.84%         1.97%         2.44%

Net Interest Income (FTE) as a Percent
  of Average Earning Assets......................        3.88%         4.01%         4.39%

Average earning assets include the average balance of securities classified as available for sale, computed based on the average of the historical amortized cost balances without the effects of the fair value adjustment. In addition, annualized amounts are computed utilizing a 30/360 day basis.

OTHER INCOME

The Corporation offers a wide range of fee-based services. Fee schedules are regularly reviewed by a pricing committee to ensure that the products and services offered by the Corporation are priced to be competitive and profitable.

Other income in 2004 amounted to $34,554,000, a 3.8 percent decline from 2003. The decrease of $1,348,000 is primarily attributable to the following factors:

      1. Net gains and fees on sales of mortgage loans included in other income decreased by $2,759,000 due to decreased mortgage volume during 2004.

      2. Life insurance proceeds included in other income was $0 for 2004 compared to $535,000 for 2003.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OTHER INCOME continued

      3. Service charges on deposit accounts increased $533,000 or 4.8 percent due to increased number of customer accounts and price adjustments.

      4. Revenues from fiduciary activities increased $896,000 or 13.3 percent due to expansion, market improvements and price adjustments.

Other income in 2003 amounted to $35,902,000 or 32.6 percent higher than in 2002. The increase of $8,825,000 is primarily attributable to the following factors:

      1. Net gains and fees on sales of mortgage loans included in other income increased by $4,676,000 due to increased mortgage volume during most of 2003.

          In addition, decreasing mortgage loan rates during the first three quarters of 2003 caused an increase in refinancing volume, which facilitated an increase in loan sales activity.

      2. Service charges on deposit accounts increased $1,775,000 or 19.0 percent due to increased number of accounts, price adjustments and approximately $742,000 of additional service charge income related to April 1, 2002 acquisition of Lafayette.

      3. Life insurance proceeds included in other income was $535,000 for 2003, compared to $0 for the same period last year.

      4. Insurance commissions increased by $465,000 or 21.1 percent primarily as a result of the September 6, 2002 acquisition of Stephenson Insurance Services, Inc.

      5. Revenues from fiduciary activities increased $478,000 or 7.6 percent due primarily to the additional fees related to the acquisition of Lafayette.

OTHER EXPENSES

Other expenses represent non-interest operating expenses of the Corporation. Other expenses amounted to $91,642,000 in 2004, an increase of 0.4 percent from the prior year, or $363,000. The following factors account for most of the increase:

      1. Salaries and benefit expense grew $1,995,000 or 4.0 percent, due to normal salary increases and additional salary cost related to the March 1, 2003 acquisition of Commerce National.

      2. Prepayment penalties for early prepayment of FHLB advances totaled $340,000 for 2003 and no such penalties were incurred during 2004.

      3. Investment securities write-downs totaling $615,000 were incurred in 2003, resulting from other-than-temporary losses being recognized on two securities. No investment security write-downs resulting from other-than temporary losses were incurred during 2004.

      4. In 2003, the Corporation incurred $460,000 expense to fund the anticipation of a settlement of a claim. No such expense was incurred during 2004.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OTHER EXPENSES continued

Other expenses represent non-interest operating expenses of the Corporation. Other expenses amounted to $91,279,000 in 2003, an increase of 28.5 percent from the prior year, or $20,270,000. The following factors account for most of the increase:

      1. Salaries and benefit expense grew $11,334,000 or 29.0 percent, due to normal salary increases, staff additions and additional salary cost related to the April 1, 2002 acquisition of Lafayette and the March 1, 2003 acquisition of Commerce National.

      2. Net occupancy expenses increased by $1,262,000 or 34.7 percent primarily due to the acquisitions of Lafayette and Commerce National.

      3. Equipment expense increased by $1,364,000 or 20.3 percent primarily due to the acquisitions of Lafayette and Commerce National.

      4. Core deposit intangible amortization increased by $1,111,000, due to the acquisitions of Lafayette and Commerce National.

      5. Prepayment penalties for early prepayment of FHLB advances totaled $340,000 for 2003 and no such penalties were incurred during 2002.

      6. Investment securities write-downs totaling $615,000 were incurred in 2003, resulting from other-than-temporary losses being recognized on two securities.

INCOME TAXES

Income tax expense totaled $13,185,000 for 2004, which is an increase of $2,468,000 from 2003. The 2004 increase in tax expense is primarily a result of the increase of the 2004 income before income tax, as compared to 2003.

In addition, the effective tax rates for the periods ending December 31, 2004, 2003 and 2002 were 31.0 percent, 28.0 percent and 33.4 percent, respectively. The effective tax rate has remained lower than the federal statutory income tax rate of 34 percent, primarily due to the Corporation's tax-exempt investment income on securities and loans, income tax credits generated from investments in affordable housing projects, income generated by subsidiaries domiciled in a state with no state or local income tax, increases in tax exempt earnings from bank-owned life insurance contracts and reduced state taxes, resulting from the effect of state income apportionment.

INFLATION

Changing prices of goods, services and capital affect the financial position of every business enterprise. The level of market interest rates and the price of funds loaned or borrowed fluctuate due to changes in the rate of inflation and various other factors, including government monetary policy.

Fluctuating interest rates affect the Corporation's net interest income, loan volume and other operating expenses, such as employee salaries and benefits, reflecting the effects of escalating prices, as well as increased levels of operations and other factors. As the inflation rate increases, the purchasing power of the dollar

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INFLATION continued

decreases. Those holding fixed-rate monetary assets incur a loss, while those holding fixed-rate monetary liabilities enjoy a gain. The nature of a financial holding company's operations is such that there will generally be an excess of monetary assets over monetary liabilities, and, thus, a financial holding company will tend to suffer from an increase in the rate of inflation and benefit from a decrease.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee, Board of Directors and Stockholders
First Merchants Corporation
Muncie, Indiana

We have audited the accompanying consolidated balance sheets of First Merchants Corporation as of December 31, 2004 and 2003, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Merchants Corporation as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of First Merchants Corporation's internal control over financial reporting as of December 31, 2004 based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated January 28, 2005 expressed unqualified opinions on management's assessment and on the effectiveness of the Corporation's internal control over financial reporting.


Indianapolis, Indiana
January 28, 2005

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets

(in thousands, except share data)                                                      December 31,
==========================================================================================================
                                                                                   2004           2003
Assets
   Cash and due from banks ................................................     $    69,960    $    77,112
   Federal funds sold .....................................................                         32,415
                                                                                -----------    -----------
   Cash and cash equivalents ..............................................          69,960        109,527
   Interest-bearing time deposits .........................................           9,343          8,141
   Investment securities

      Available for sale ..................................................         416,177        348,860
      Held to maturity (fair value of $5,520 and $8,326) ..................           5,358          7,937
                                                                                -----------    -----------
        Total investment securities .......................................         421,535        356,797
   Mortgage loans held for sale ...........................................           3,367          3,043
   Loans, net of allowance for loan losses of $22,548 and $25,493..........       2,405,503      2,328,010
   Premises and equipment .................................................          38,254         39,639
   Federal Reserve and Federal Home Loan Bank stock .......................          22,858         15,502
   Interest receivable ....................................................          17,318         16,840
   Core deposit intangibles ...............................................          20,669         24,044
   Goodwill................................................................         120,615        118,679
   Cash value of life insurance............................................          42,061         37,927
   Other assets ...........................................................          20,185         18,663
                                                                                -----------    -----------
        Total assets ......................................................     $ 3,191,668    $ 3,076,812
                                                                                ===========    ===========

Liabilities
   Deposits
     Noninterest-bearing ..................................................     $   330,685    $   338,201
     Interest-bearing .....................................................       2,077,465      2,023,900
                                                                                -----------    -----------
       Total deposits .....................................................       2,408,150      2,362,101
   Borrowings .............................................................         440,891        383,170
   Interest payable .......................................................           4,411          4,680
   Other liabilities ......................................................          23,613         22,896
                                                                                -----------    -----------
       Total liabilities ..................................................       2,877,065      2,772,847

Commitments and Contingent Liabilities

Stockholders' equity
   Preferred stock, no-par value
      Authorized and unissued -- 500,000 shares
   Common stock, $.125 stated value
      Authorized -- 50,000,000 shares
      Issued and outstanding -- 18,573,997 and 18,512,834 shares ..........           2,322          2,314
   Additional paid-in capital .............................................         150,862        150,310
   Retained earnings ......................................................         161,459        149,096
   Accumulated other comprehensive income (loss)...........................             (40)         2,245
                                                                                -----------    -----------
        Total stockholders' equity ........................................         314,603        303,965
                                                                                -----------    -----------
        Total liabilities and stockholders' equity ........................     $ 3,191,668    $ 3,076,812
                                                                                ===========    ===========

See notes to consolidated financial statements.

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Statements of Income

(in thousands, except share data)                                       Year Ended December 31,
====================================================================================================
                                                                     2004         2003        2002
Interest income
   Loans receivable
     Taxable ................................................      $139,953     $141,236    $129,279
     Tax exempt .............................................           581          707         638
   Investment securities
     Taxable ................................................         8,371        6,105       9,086
     Tax exempt .............................................         6,098        6,270       6,190
   Federal funds sold .......................................           165          487         557
   Deposits with financial institutions .....................           555           76         197
   Federal Reserve and Federal Home Loan Bank stock .........         1,251          649         735
                                                                   --------     --------    --------
       Total interest income ................................       156,974      155,530     146,682
                                                                   --------     --------    --------
Interest expense
   Deposits .................................................        33,844       34,858      39,700
   Securities sold under repurchase agreements ..............           517        1,521       2,060
   Federal Home Loan Bank advances ..........................         9,777        9,439       8,166
   Subordinated debentures, revolving
     credit and term loans ..................................         6,784        6,161       3,756
   Other borrowings .........................................           663          409          77
                                                                   --------     --------    --------
        Total interest expense ..............................        51,585       52,388      53,759
                                                                   --------     --------    --------
Net interest income .........................................       105,389      103,142      92,923
   Provision for loan losses ................................         5,705        9,477       7,174
                                                                   --------     --------    --------

Net interest income after provision for loan losses .........        99,684       93,665      85,749
                                                                   --------     --------    --------
Other income
   Fiduciary activities .....................................         7,632        6,736       6,258
   Service charges on deposit accounts ......................        11,638       11,105       9,330
   Other customer fees ......................................         4,083        4,124       3,918
   Net realized gains on

     sales of available-for-sale securities .................         1,188          950         739
   Commission income ........................................         3,088        2,668       2,203
   Earnings on cash surrender value

     of life insurance ......................................         1,798        1,347         689
   Net gains and fees on sales of loans .....................         3,629        6,388       1,712
   Other income .............................................         1,498        2,584       2,228
                                                                   --------     --------    --------
        Total other income ..................................        34,554       35,902      27,077
                                                                   --------     --------    --------

Other expenses
   Salaries and employee benefits ...........................        52,479       50,484      39,150
   Net occupancy expenses ...................................         5,308        4,894       3,632
   Equipment expenses .......................................         7,665        8,073       6,709
   Marketing expenses........................................         1,709        1,797       1,495
   Outside data processing fees .............................         4,920        4,118       3,664
   Printing and office supplies .............................         1,580        1,706       1,597
   Core deposit amortization.................................         3,375        3,704       2,589
   Other expenses ...........................................        14,606       16,503      12,173
                                                                   --------     --------    --------
        Total other expenses ................................        91,642       91,279      71,009
                                                                   --------     --------    --------

Income before income tax ....................................        42,596       38,288      41,817
   Income tax expense .......................................        13,185       10,717      13,981
                                                                   --------     --------    --------
Net income ..................................................      $ 29,411     $ 27,571    $ 27,836
                                                                   ========     ========    ========

Net income per share:
   Basic ....................................................      $   1.59     $   1.51    $   1.70
   Diluted ..................................................          1.58         1.50        1.69

See notes to consolidated financial statements.

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Statements of Comprehensive Income

Year Ended December 31,
 (in thousands)                                                                              2004            2003          2002
==================================================================================================================================
Net income ............................................................................    $  29,411       $ 27,571      $  27,836
                                                                                           ---------       --------      ---------
Other comprehensive income (loss), net of tax:
  Unrealized gains (losses) on securities available for sale:
     Unrealized holding gains (losses) arising during the period,
     net of income tax (expense) benefit of $1,199, $1,465, and $(2,426)...............       (1,799)        (2,197)         3,639
     Less: Reclassification adjustment for gains included in net income,
       net of income tax expenses of $(475), $(380), and $(296)........................          713            570            443
  Unrealized loss on pension minimum funding liability:
     Unrealized loss arising during the period,
     net of income tax benefit of $150, $357, and $879 ................................         (227)          (536)        (1,318)
                                                                                           ---------       --------      ---------
                                                                                              (2,285)        (2,231)         1,878
                                                                                           ---------       --------      ---------
  COMPREHENSIVE INCOME                                                                     $  27,126       $ 25,340      $  29,714
                                                                                           =========       ========      =========


Consolidated Statements of Stockholders' Equity

(in thousands, except share data)

----------------------------------------------------------------------------------------------------------------------------------
                                                        COMMON STOCK
                                                  ----------------------     ADDITIONAL    RETAINED   ACCUMULATED OTHER
                                                     SHARES       AMOUNT   PAID-IN CAPITAL EARNINGS      COMPREHENSIVE     TOTAL
                                                                                                         INCOME (LOSS)
                                                  -----------    --------  --------------- ---------   ----------------- ---------
Balances, January 1, 2002                          12,670,307    $  1,584      $ 50,642    $ 124,304       $  2,598      $ 179,128
  Net income for 2002..........................                                               27,836                        27,836
  Cash dividends ($.86 per share)..............                                              (13,995)                      (13,995)
  Other comprehensive income (loss),
     net of tax ...............................                                                               1,878          1,878
  Stock issued under employee benefit plans ...        35,613           4           654                                        658
  Stock issued under dividend reinvestment
     and stock purchase plan ..................        28,487           5           946                                        951
  Stock options exercised .....................        49,689           6           488                                        494
  Stock redeemed ..............................      (148,405)        (20)       (4,313)                                    (4,333)
  Issuance of stock related to acquisitions....     2,912,869         364        68,183                                     68,547
  Five percent (5%) stock dividend.............       774,188          97           (97)
  Cash paid in lieu of fractional shares.......                                                  (35)                          (35)
                                                  -----------    --------      --------    ---------       --------      ---------
Balances, December 31, 2002                        16,322,748       2,040       116,503      138,110          4,476        261,129
  Net income for 2003..........................                                               27,571                        27,571
  Cash dividends ($.90 per share)..............                                              (16,557)                      (16,557)
  Other comprehensive income (loss),
     net of tax ...............................                                                              (2,231)        (2,231)
  Stock issued under employee benefit plans ...        39,747           5           814                                        819
  Stock issued under dividend reinvestment
     and stock purchase plan ..................        48,168           6         1,218                                      1,224
  Stock options exercised .....................        66,513           8         1,183                                      1,191
  Stock redeemed ..............................       (17,915)         (2)         (486)                                      (488)
  Issuance of stock related to acquisition.....     1,173,996         147        31,188                                     31,335
  Five percent (5%) stock dividend.............       879,577         110          (110)
  Cash paid in lieu of fractional shares.......                                                  (28)                          (28)
                                                  -----------    --------      --------    ---------       --------      ---------
Balances, December 31, 2003                        18,512,834       2,314       150,310      149,096          2,245        303,965
  Net income for 2004..........................                                               29,411                        29,411
  Cash dividends ($.92 per share)..............                                              (17,048)                      (17,048)
  Other comprehensive income (loss),
     net of tax ...............................                                                              (2,285)        (2,285)
  Stock issued under employee benefit plans ...        45,267           6           897                                        903
  Stock issued under dividend reinvestment
     and stock purchase plan ..................        50,799           6         1,272                                      1,278
  Stock options exercised .....................        90,338          11         1,393                                      1,404
  Stock redeemed ..............................      (193,789)        (24)       (4,702)                                    (4,726)
  Issuance of stock related to acquisition.....        68,548           9         1,692                                      1,701
                                                  -----------    --------      --------    ---------       --------      ---------
Balances, December 31, 2004                        18,573,997    $  2,322      $150,862    $ 161,459       $    (40)     $ 314,603
                                                  ===========    ========      ========    =========       ========      =========

See notes to consolidated financial statements.

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Statements of Cash Flows

===============================================================================================================
                                                                                  Year Ended December 31,
(in thousands, except share data)                                             2004         2003         2002
===============================================================================================================
Operating activities:
   Net income .........................................................     $  29,411    $  27,571    $  27,836
   Adjustments to reconcile net income to
     net cash provided by operating activities:
     Provision for loan losses ........................................         5,705        9,477        7,174
     Depreciation and amortization.....................................         5,064        4,769        4,273
     Mortgage loans originated for sale ...............................       (83,313)    (212,243)    (140,584)
     Proceeds from sales of mortgage loans ............................        82,989      230,745      126,905
     Net change in

         Interest receivable ..........................................          (478)       1,368          763
         Interest payable .............................................          (269)      (1,695)      (1,318)
     Other adjustments ................................................           842        5,677       (7,354)
                                                                            ---------    ---------    ---------
         Net cash provided by operating activities ....................        39,951       65,669       17,695
                                                                            ---------    ---------    ---------

Investing activities:
   Net change in interest-bearing deposits ............................        (1,202)      (4,573)      10,729
   Purchases of
     Securities available for sale ....................................      (214,393)    (260,467)    (182,511)
   Proceeds from maturities of
     Securities available for sale ....................................       116,294      174,003      164,273
     Securities held to maturity ......................................                                   4,307
   Proceeds from sales of
     Securities available for sale ....................................        32,336       58,245       21,363
   Purchase of Federal Reserve and Federal Home Loan Bank stock                (7,356)      (4,093)       (3,059)
   Net change in loans ................................................       (83,198)     (56,825)    (100,650)
   Net cash paid in acquisition .......................................          (201)      (7,793)     (12,532)
   Other adjustments ..................................................        (6,106)      (2,262)      (2,435)
                                                                            ---------    ---------    ---------
         Net cash used by investing activities.........................     (163,826)    (103,765)    (100,515)
                                                                            ---------    ---------    ---------

Cash flows from financing activities:
   Net change in
     Demand and savings deposits ......................................        89,008       39,400       34,818
     Certificates of deposit and other time deposits ..................       (42,959)      14,476      (26,662)
   Receipt of borrowings ..............................................       181,211       73,303       138,981
   Repayment of borrowings ............................................      (124,763)     (84,755)     (32,047)
   Cash dividends .....................................................       (17,048)     (16,557)     (13,995)
   Stock issued under employee benefit plans ..........................           903          819          658
   Stock issued under dividend reinvestment
     and stock purchase plan ..........................................         1,278        1,224          951
   Stock options exercised ............................................         1,404        1,191          494
   Stock redeemed .....................................................        (4,726)        (488)      (4,333)
   Cash paid in lieu of issuing fractional shares .....................                        (28)         (35)
                                                                            ---------    ---------    ---------
         Net cash provided by activities ..............................        84,308       28,585       98,830
                                                                            ---------    ---------    ---------
Net change in cash and cash equivalents ...............................       (39,567)      (9,511)      16,010
Cash and cash equivalents, beginning of year ..........................       109,527      119,038      103,028
                                                                            ---------    ---------    ---------
Cash and cash equivalents, end of year ................................     $  69,960    $ 109,527    $ 119,038
                                                                            =========    =========    =========
Additional cash flows information:

   Interest paid .......................................................    $  51,854    $  53,727    $  53,228
   Income tax paid .....................................................       10,501       13,952       14,313

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 1

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of First Merchants Corporation ("Corporation"), and its wholly owned subsidiaries, First Merchants Bank, N.A. ("First Merchants"), The Madison Community Bank, N.A. ("Madison"), First United Bank, N.A. ("First United"), The Randolph County Bank, N.A. ("Randolph County"), The Union County National Bank ("Union National"), First National Bank ("First National"), Decatur Bank and Trust Company, N.A. ("Decatur"), Frances Slocum Bank & Trust Company, N.A. ("Frances Slocum"), Lafayette Bank and Trust Company, N.A. ("Lafayette"), and Commerce National Bank ("Commerce National"), (collectively the "Banks"), Merchants Trust Company, National Association ("MTC"), First Merchants Insurance Services, Inc. ("FMIS"), First Merchants Reinsurance Company ("FMRC"), Indiana Title Insurance Company ("ITIC") and CNBC Retirement Services, Inc. ("CRS, Inc."), conform to generally accepted accounting principles and reporting practices followed by the banking industry. The more significant of the policies are described below. Effective January 1, 2005, Union National was merged into Randolph County, and the name of the continuing institution is United Communities National Bank.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Corporation is a financial holding company whose principal activity is the ownership and management of the Banks and operates in a single significant business segment. The Banks operate under national bank charters and provide full banking services, including trust services. As national banks, the Banks are subject to the regulation of the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

The Banks generate commercial, mortgage, and consumer loans and receive deposits from customers located primarily in north-central and east-central Indiana and Butler, Franklin and Hamilton counties in Ohio. The Banks' loans are generally secured by specific items of collateral, including real property, consumer assets and business assets.

CONSOLIDATION

The consolidated financial statements include the accounts of the Corporation and all its subsidiaries, after elimination of all material intercompany transactions.

INVESTMENT SECURITIES-Debt securities are classified as held to maturity when the Corporation has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost. Debt securities not classified as held to maturity are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported separately in accumulated other comprehensive income, net of tax.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 1

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

Available-for-sale and held-to-maturity securities are reviewed quarterly for possible other-than-temporary impairment. The review includes an analysis of the facts and circumstances of each individual investment such as the length of time the fair value has been below cost, the expectation for that security's performance, the credit worthiness of the issuer and the Corporation's ability to hold the security to maturity. A decline in value that is considered to be other-than temporary is recorded as a loss within other operating income in the consolidated statements of income.

LOANS HELD FOR SALE are carried at the lower of aggregate cost or market. Market is determined using the aggregate method. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income based on the difference between estimated sales proceeds and aggregate cost.

LOANS held in the Corporation's portfolio are carried at the principal amount outstanding. Certain nonaccrual and substantially delinquent loans may be considered to be impaired. A loan is impaired when, based on current information or events, it is probable that the Banks will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. In applying the provisions of Statement of Financial Accounting Standards ("SFAS") No. 114, the Corporation considers its investment in one-to-four family residential loans and consumer installment loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. Interest income is accrued on the principal balances of loans, except for installment loans with add-on interest, for which a method that approximates the level yield method is used. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed when considered uncollectable. Interest income is subsequently recognized only to the extent cash payments are received. Certain loan fees and direct costs are being deferred and amortized as an adjustment of yield on the loans.

ALLOWANCE FOR LOAN LOSSES is maintained to absorb losses inherent in the loan portfolio and is based on ongoing, quarterly assessments of the probable losses inherent in the loan portfolio. The allowance is increased by the provision for loan losses, which is charged against current operating results. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The Corporation's methodology for assessing the appropriateness of the allowance consists of three key elements - the determination of the appropriate reserves for specifically identified loans, historical losses, and economic, environmental or qualitative factors.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 1

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

Larger commercial loans that exhibit probable or observed credit weaknesses are subject to individual review. Where appropriate, reserves are allocated to individual loans based on management's estimate of the borrower's ability to repay the loan given the availability of collateral, other sources of cash flow and legal options available to the Corporation. Included in the review of individual loans are those that are impaired as provided in SFAS No. 114. Any allowances for impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or fair value of the underlying collateral. The Corporation evaluates the collectibility of both principal and interest when assessing the need for a loss accrual. Historical loss rates are applied to other commercial loans not subject to specific reserve allocations.

Homogenous loans, such as consumer installment and residential mortgage loans are not individually risk graded. Rather, credit scoring systems are used to assess credit risks. Reserves are established for each pool of loans using loss rates based on a five year average net charge-off history by loan category.

Historical loss rates for commercial and consumer loans may be adjusted for significant factors that, in management's judgment, reflect the impact of any current conditions on loss recognition. Factors which management considers in the analysis include the effects of the national and local economies, trends in the nature and volume of loans (delinquencies, charge-offs and nonaccrual loans), changes in mix, asset quality trends, risk management and loan administration, changes in the internal lending policies and credit standards, collection practices and examination results from bank regulatory agencies and the Corporation's internal loan review.

An unallocated reserve, primarily based on the factors noted above, is maintained to recognize the imprecision in estimating and measuring loss when evaluating reserves for individual loans or pools of loans. Allowances on individual loans and historical loss rates are reviewed quarterly and adjusted as necessary based on changing borrower and/or collateral conditions and actual collection and charge-off experience.

PREMISES AND EQUIPMENT are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line and declining balance methods based on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred, while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

FEDERAL RESERVE AND FEDERAL HOME LOAN BANK STOCK are required investments for institutions that are members of the Federal Reserve Bank ("FRB") and Federal Home Loan Bank ("FHLB") systems. The required investment in the common stock is based on a predetermined formula.

INTANGIBLE ASSETS that are subject to amortization, including core deposit intangibles, are being amortized on both the straight-line and accelerated basis over 10 years. Intangible assets are periodically evaluated as to the recoverability of their carrying value.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 1

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

GOODWILL is maintained by applying the provisions of SFAS No. 142. Goodwill is reviewed for impairment annually in accordance with this statement with any loss recognized through the income statement, at that time.

INCOME TAX in the consolidated statements of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Corporation files consolidated income tax returns with its subsidiaries.

STOCK OPTIONS are granted for a fixed number of shares to employees. The Corporation's stock-based employee compensation plans are described more fully in Note 16. The Corporation's stock option plans are accounted for in accordance with Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and related interpretations.

APB No. 25 requires compensation expense for stock options to be recognized only if the market price of the underlying stock exceeds the exercise price on the date of the grant. Accordingly, the Corporation recognized compensation expense of $12,000 in 2003 and $23,000 in 2002, related to specific grants in which the market price exceeded the exercise price. For all remaining grants, no stock-based employee compensation cost is reflected in net income, as options granted under those plans had an exercise price equal to the market value of the underlying common stock on the grant date.

The following table illustrates the effect on net income and earnings per share if the Corporation had applied the fair value provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                   Year Ended December 31
                                                  2004       2003      2002
                                                ----------------------------
Net income, as reported ......................  $29,411    $27,571   $27,836
Add:  Total stock-based employee compensation
   cost included in reported net income, net
   of income taxes ...........................                  12        23
Less:  Total stock-based employee compensation
   cost determined under the fair value based
   method, net of income taxes ...............   (1,083)    (1,034)   (1,029)
                                                -------    -------   -------
Pro forma net income                            $28,328    $26,549   $26,830
                                                =======    =======   =======

Earnings per share:
   Basic - as reported .......................  $  1.59    $  1.51   $  1.70
   Basic - pro forma .........................  $  1.53    $  1.46   $  1.64
   Diluted - as reported .....................  $  1.58    $  1.50   $  1.69
   Diluted - pro forma .......................  $  1.52    $  1.45   $  1.63

EARNINGS PER SHARE have been computed based upon the weighted average common and common equivalent shares outstanding during each year.

NOTE 2

BUSINESS COMBINATIONS

Effective October 15, 2004, the Corporation acquired Mangas Agencies, Inc., which was merged into FMIS, a wholly-owned subsidiary of the Corporation. The Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 2

BUSINESS COMBINATIONS continued

issued 68,548 shares of its common stock at a cost of $24.80 per share to complete the transaction. The acquisition was deemed to be an immaterial acquisition.

On March 1, 2003, the Corporation acquired 100 percent of the outstanding stock of CNBC Bancorp, the holding company of Commerce National, CRS, Inc. and CNBC Trust I. Commerce National is a national chartered bank located in Columbus, Ohio. CNBC Bancorp was merged into the Corporation, and Commerce National maintained its national charter as a wholly-owned subsidiary of the Corporation. CRS, Inc. and the CNBC Trust I are also maintained as wholly-owned subsidiaries of the Corporation. The Corporation issued approximately 1,225,242 shares of its common stock and approximately $24,562,000 in cash to complete the transaction. As a result of the acquisition, the Corporation will have an opportunity to increase its customer base and continue to increase its market share. The purchase had a recorded acquisition price of $55,729,000, including goodwill of $30,291,000 none of which is deductible for tax purposes. Additionally, core deposit intangibles totaling $8,171,000 were recognized and are being amortized over 10 years using the 150 percent declining balance method.

The combination was accounted for under the purchase method of accounting. All assets and liabilities were recorded at their fair values as of March 1, 2003. The purchase accounting adjustments are being amortized over the life of the respective asset or liability. Commerce National's results of operations are included in the Corporation's consolidated income statement beginning March 1, 2003. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

      Investments.......................     $ 12,500
      Loans.............................      298,702
      Premises and equipment............        1,293
      Core deposit intangibles..........        8,171
      Goodwill..........................       30,291
      Other.............................       20,789
                                             --------
         Total assets acquired..........      371,746
                                             --------
      Deposits..........................      271,537
      Other.............................       44,480
                                             --------
         Total liabilities acquired.....      316,017
                                             --------
         Net assets acquired............     $ 55,729
                                             ========

The following proforma disclosures, including the effect of the purchase accounting adjustments, depict the results of operations as though the CNBC Bancorp merger had taken place at the beginning of each period.

                                                   Year Ended
                                                  December 31,
                                               2003        2002
                                             --------    --------

      Net Interest Income...........         $104,797    $102,641

      Net Income....................           23,601      29,454

      Per Share - combined:
         Basic Net Income...........             1.28        1.67
         Diluted Net Income.........             1.27        1.66

Effective January 1, 2003, the Corporation formed MTC, a wholly-owned subsidiary of the Corporation, through a capital contribution totaling approximately $2,038,000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 2

BUSINESS COMBINATIONS continued

On January 1, 2003, MTC purchased the trust operations of First Merchants, First National and Lafayette for a fair value acquisition price of $20,687,000. MTC united the trust and asset management services of all affiliate banks of the Corporation. All intercompany transactions related to this purchase by MTC have been eliminated in the consolidated financial statements of the Corporation.

Effective September 6, 2002, the Corporation acquired Stephenson Insurance Service, Inc., which was merged into FMIS, a wholly-owned subsidiary of the Corporation. The Corporation issued 38,090 shares of its common stock at a cost of $26.16 per share to complete the transaction. This acquisition was deemed to be an immaterial acquisition.

On April 1, 2002, the Corporation acquired 100 percent of the outstanding stock of Lafayette Bancorporation, the holding company of Lafayette, which is located in Lafayette, Indiana. Lafayette is a national chartered bank with branches located in central Indiana. Lafayette Bancorporation was merged into the Corporation, and Lafayette maintained its bank charter as a subsidiary of First Merchants Corporation. The Corporation issued approximately 3,057,298 shares of its common stock at a cost of $21.30 per share and approximately $50,867,000 in cash to complete the transaction. As a result of the acquisition, the Corporation has an opportunity to increase its customer base and continue to increase its market share. The purchase had a recorded acquisition price of $115,978,000, including goodwill of $57,893,000 none of which is deductible for tax purposes. Additionally, core deposit intangibles totaling $16,052,000 were recognized and are being amortized over 10 years using the 150 percent declining balance method.

The combination was accounted for under the purchase method of accounting. All assets and liabilities were recorded at their fair values as of April 1, 2002. The purchase accounting adjustments are being amortized over the life of the respective asset or liability. Lafayette's results of operations are included in the Corporation's consolidated income statement beginning April 1, 2002. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

      Investments.......................     $104,717
      Loans.............................      552,016
      Premises and equipment............       10,269
      Core deposit intangibles..........       16,052
      Goodwill..........................       57,893
      Other.............................       64,074
                                             --------
         Total assets acquired..........      805,021
                                             --------
      Deposits..........................      607,281
      Other.............................       81,762
                                             --------
         Total liabilities acquired.....      689,043
                                             --------
         Net assets acquired............     $115,978
                                             ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 2

BUSINESS COMBINATIONS continued

The following proforma disclosures, including the effect of the purchase accounting adjustments, depict the results of operations as though the Lafayette merger had taken place at the beginning of each period.

                                           Year Ended
                                          December 31,
                                              2002
                                          ------------
Net Interest Income ....................  $     98,855

Net Income .............................        28,016
Per share - combined:
  Basic Net Income .....................          1.16
  Diluted Net Income ...................          1.60

Effective January 1, 2002, the Corporation acquired Delaware County Abstract Company, Inc. and Beebe & Smith Title Insurance Company, Inc., which were merged into ITIC, a wholly-owned subsidiary of the Corporation. The Corporation issued approximately 114,365 shares of its common stock at a cost of $21.31 per share to complete the transaction. ITIC's operations were subsequently contributed to Indiana Title Insurance Company, LLC in which the Corporation has a 52.12 percent ownership interest. This acquisition was deemed to be an immaterial acquisition.

NOTE 3

RESTRICTION ON CASH AND DUE FROM BANKS

The Banks are required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 2004, was $4,397,000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 4

INVESTMENT SECURITIES

---------------------------------------------------------------------------------------------------------
                                                                       GROSS        GROSS
                                                        AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                           COST        GAINS        LOSSES       VALUE
=========================================================================================================
Available for sale at December 31, 2004
   U.S. Treasury ....................................   $    1,745                $        1   $    1,744
   Federal agencies .................................       65,325   $       73          332       65,066
   State and municipal ..............................      150,284        5,243           82      155,445
   Mortgage-backed securities .......................      183,200          485        1,980      181,705
   Other asset-backed securities ....................           18                                     18
   Marketable equity securities .....................       12,191            8                    12,199
                                                        ----------   ----------   ----------   ----------
      Total available for sale ......................      412,763        5,809        2,395      416,177
                                                        ----------   ----------   ----------   ----------

Held to maturity at December 31, 2004
   State and municipal ..............................        5,306          162                     5,468
   Mortgage-backed securities .......................           52                                     52
                                                        ----------   ----------   ----------   ----------
      Total held to maturity ........................        5,358          162                     5,520
                                                        ----------   ----------   ----------   ----------
      Total investment securities ...................   $  418,121   $    5,971   $    2,395   $  421,697
                                                        ==========   ==========   ==========   ==========

Available for sale at December 31, 2003
   U.S. Treasury ....................................   $    1,498                             $    1,498
   Federal agencies .................................       38,290   $      523   $       52       38,761
   State and municipal ..............................      118,794        6,932           86      125,640
   Mortgage-backed securities .......................      174,208          813        1,817      173,204
   Corporate obligations ............................          500           16                       516
   Marketable equity securities .....................        9,237            4                     9,241
                                                        ----------   ----------   ----------   ----------
      Total available for sale ......................      342,527        8,288        1,955      348,860
                                                        ----------   ----------   ----------   ----------

Held to maturity at December 31, 2003
   State and municipal ..............................        7,860          389                     8,249
   Mortgage-backed securities .......................           77                                     77
                                                        ----------   ----------   ----------   ----------
      Total held to maturity ........................        7,937          389                     8,326
                                                        ----------   ----------   ----------   ----------
      Total investment securities ...................   $  350,464   $    8,677   $    1,955   $  357,186
                                                        ==========   ==========   ==========   ==========

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost. The historical cost of these investments totaled $192,366,000 and $102,973,000 at December 31, 2004 and 2003,
respectively. Total fair value of these investments was $189,971,000 and $101,018,000, which is approximately 45.1 and 28.3 percent of the Corporation's available-for-sale and held-to-maturity investment portfolio at December 31, 2004 and 2003, respectively. These declines primarily resulted from recent increases in market interest rates.

Based on evaluation of available evidence, including recent changes in market interest rates, credit rating information and information obtained from regulatory filings, management believes the declines in fair value for these securities are temporary. Should the impairment of any of these securities become other than temporary, the cost basis of the investment will be reduced and the resulting loss recognized in net income in the period the other-than-temporary impairment is identified.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 4

INVESTMENT SECURITIES continued

The following tables show the Corporation's gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2004 and 2003:

                                                             Less than 12              12 Months or                  Total
                                                                Months                    Longer
                                                        ---------------------------------------------------------------------------
                                                                       GROSS                     GROSS                     GROSS
                                                           FAIR      UNREALIZED      FAIR      UNREALIZED      FAIR      UNREALIZED
                                                          VALUE        LOSSES       VALUE        LOSSES       VALUE        LOSSES
                                                        ---------------------------------------------------------------------------
Temporarily impaired investment
   securities at December 31, 2004:
U.S. Treasury .......................................   $    1,496   $       (1)                            $    1,496   $       (1)
Federal agencies ....................................       46,227         (303)  $    1,472   $      (29)      47,699         (332)
State and municipal .................................        2,976          (20)       1,094          (62)       4,070          (82)
Mortgage-backed securities ..........................      109,213       (1,129)      27,493         (851)     136,706       (1,980)
                                                        ----------   ----------   ----------   ----------   ----------   ----------
   Total temporarily impaired investment securities .   $  159,912   $   (1,453)  $   30,059   $     (942)    $189,971   $   (2,395)
                                                        ==========   ==========   ==========   ==========   ==========   ==========

                                                             Less than 12              12 Months or                  Total
                                                                Months                    Longer
                                                        ---------------------------------------------------------------------------
                                                                       GROSS                     GROSS                     GROSS
                                                           FAIR      UNREALIZED      FAIR      UNREALIZED      FAIR      UNREALIZED
                                                          VALUE        LOSSES       VALUE        LOSSES       VALUE        LOSSES
                                                        ---------------------------------------------------------------------------
Temporarily impaired investment
   securities at December 31, 2003:
Federal agencies ....................................   $    7,410   $      (50)  $      747   $       (2)  $    8,157   $      (52)
State and municipal .................................        2,547          (82)         166           (4)       2,713          (86)
Mortgage-backed securities ..........................       90,148       (1,817)                                90,148       (1,817)
                                                        ----------   ----------   ----------   ----------   ----------   ----------
   Total temporarily impaired investment securities .   $  100,105   $   (1,949)  $      913   $       (6)  $  101,018   $   (1,955)
                                                        ==========   ==========   ==========   ==========   ==========   ==========

The amortized cost and fair value of securities available for sale and held to maturity at December 31, 2004, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

----------------------------------------------------------------------------------------------------------------
                                                           AVAILABLE FOR SALE              HELD TO MATURITY
                                                       AMORTIZED COST   FAIR VALUE   AMORTIZED COST   FAIR VALUE
================================================================================================================
Maturity distribution at December 31, 2004:
  Due in one year or less............................    $  13,026      $  13,128       $  1,110       $  1,125
  Due after one through five years ..................      129,277        130,362          2,760          2,856
  Due after five through ten years ..................       50,916         53,439            295            328
  Due after ten years ...............................       24,132         25,323          1,141          1,159
                                                         ---------      ---------       --------       --------
                                                           217,351        222,252          5,306          5,468

  Mortgage-backed securities ........................      183,200        181,705             52             52
  Other asset-backed securities .....................           21             21
  Marketable equity securities ......................       12,191         12,199
                                                         ---------      ---------       --------       --------

    Totals ..........................................    $ 412,763      $ 416,177       $  5,358       $  5,520
                                                         =========      =========       ========       ========

Securities with a carrying value of approximately $157,356,000 and $158,474,000 were pledged at December 31, 2004 and 2003 to secure certain deposits and securities sold under repurchase agreements, and for other purposes as permitted or required by law.

Proceeds from sales of securities available for sale during 2004, 2003 and 2002 were $32,336,000, $58,245,000 and $21,363,000. Gross gains of $1,502,000,
$950,000 and $739,000 in 2004, 2003 and 2002, and gross losses of $314,000 in
2004 were realized on those sales.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 5

LOANS AND ALLOWANCE

                                                                         2004        2003
============================================================================================
Loans at December 31:
  Commercial and industrial loans ..................................  $  462,538  $  443,140
  Agricultural production financing and other loans to farmers .....      98,902      95,048
  Real estate loans:
       Construction ................................................     164,738     149,865
       Commercial and farmland .....................................     709,163     564,578
       Residential .................................................     761,163     866,477
  Individuals' loans for household and other personal expenditures .     198,532     196,093
  Tax-exempt loans .................................................       8,203      16,363
  Other loans ......................................................      24,812      21,939
                                                                      ----------  ----------
                                                                       2,428,051   2,353,503
   Allowance for loan losses........................................     (22,548)    (25,493)
                                                                      ----------  ----------
       Total loans .................................................  $2,405,503  $2,328,010
                                                                      ==========  ==========

                                              2004         2003         2002
===============================================================================
Allowance for loan losses:
   Balance, January 1 ...................  $   25,493   $   22,417   $   15,141
   Allowance acquired in acquisitions                        3,727        6,902
   Provision for losses .................       5,705        9,477        7,174

   Recoveries on loans ..................       2,251        2,011        1,313
   Loans charged off ....................     (10,901)     (12,139)      (8,113)
                                           ----------   ----------   ----------
   Balance, December 31 .................  $   22,548   $   25,493   $   22,417
                                           ==========   ==========   ==========

Information on nonaccruing, contractually past due 90 days or more other than nonaccruing and restructured loans is summarized below:

                                              2004         2003         2002
===============================================================================

At December 31:
Non-accrual loans .......................  $   15,355   $   19,453   $   14,134

Loans contractually past due 90 days
  or more other than nonaccruing ........       1,907        6,530        6,676

Restructured loans ......................       2,019          641        2,508
                                           ----------   ----------   ----------
     Total non-performing loans..........  $   19,281   $   26,624   $   23,318
                                           ==========   ==========   ==========

Nonaccruing loans are loans which are reclassified to a nonaccruing status when in management's judgment the collateral value and financial condition of the borrower do not justify accruing interest. Interest previously recorded, but not deemed collectible, is reversed and charged against current income. Interest income on these loans is then recognized when collected.

Restructured loans are loans for which the contractual interest rate has been reduced or other concessions are granted to the borrower, because of a deterioration in the financial condition of the borrower resulting in the inability of the borrower to meet the original contractual terms of the loans.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 5

LOANS AND ALLOWANCE continued

Information on impaired loans is summarized below:         2004         2003         2002
============================================================================================
As of, and for the year ending December 31:
   Impaired loans with an allowance .................   $    7,728   $   12,725   $   16,901
   Impaired loans for which the discounted
       cash flows or collateral value exceeds the
       carrying value of the loan ...................       41,683       32,047       27,450
                                                        ----------   ----------   ----------
          Total impaired loans ......................   $   49,411   $   44,772   $   44,351
                                                        ==========   ==========   ==========
   Total impaired loans as a percent
       of total loans ...............................         2.03%        1.90%        2.19%

   Allowance for impaired loans (included in the
       Corporation's allowance for loan losses) .....   $    1,673   $    5,728   $    7,299
   Average balance of impaired loans ................       59,568       50,245       49,663
   Interest income recognized on impaired loans .....        4,166        3,259        3,656
   Cash basis interest included above ...............        3,029        2,714        2,344

NOTE 6

PREMISES AND EQUIPMENT

                                                           2004         2003
===============================================================================
Cost at December 31:
   Land .............................................   $    8,281   $    7,463
   Buildings and leasehold improvements .............       40,520       40,308
   Equipment ........................................       38,852       38,777
                                                        ----------   ----------
       Total cost ...................................       87,653       86,548
   Accumulated depreciation and amortization ........      (49,399)     (46,909)
                                                        ----------   ----------
       Net ..........................................   $   38,254   $   39,639
                                                        ==========   ==========

The Corporation is committed under various noncancelable lease contracts for certain subsidiary office facilities. Total lease expense for 2004, 2003 and 2002 was $2,151,000, $1,629,000 and $1,027,000, respectively. The future minimum rental commitments required under the operating leases in effect at December 31, 2004, expiring at various dates through the year 2013 are as follows for the years ending December 31:

====================================================
2005  .....................................  $ 1,746
2006  .....................................    1,515
2007  .....................................    1,145
2008  .....................................      880
2009  .....................................      829
After 2009 ................................    2,287
                                             -------
Total future minimum obligations             $ 8,402
                                             =======

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 7

GOODWILL

The changes in the carrying amount of goodwill at December 31 are noted below. No impairment loss was recorded in 2004 and 2003.

                                                           2004         2003
===============================================================================

Balance, January 1 ..................................   $  118,679   $   87,640
Goodwill acquired ...................................        1,900       30,291
Adjustments to previously
  acquired goodwill .................................           36          748
                                                        ----------   ----------
Balance, December 31 ................................   $  120,615   $  118,679
                                                        ==========   ==========

NOTE 8

CORE DEPOSIT INTANGIBLES

The carrying basis and accumulated amortization of recognized core deposit intangibles at December 31 were:

                                                           2004         2003
===============================================================================

Gross carrying amount ...............................   $   31,073   $   31,073
Accumulated amortization ............................      (10,404)      (7,029)
                                                        ----------   ----------
   Core deposit intangibles .........................   $   20,669   $   24,044
                                                        ==========   ==========

Amortization expense for the years ended December 31, 2004, 2003 and 2002, was $3,375,000, $3,704,000 and $2,571,000, respectively. Estimated amortization expense for each of the following five years is:

2005 .....................................   $  3,065
2006 .....................................      3,013
2007 .....................................      3,013
2008 .....................................      3,013
2009 .....................................      3,013
After 2009 ...............................      5,552
                                             --------
                                             $ 20,669
                                             ========

NOTE 9

DEPOSITS

                                                           2004         2003
===============================================================================
Deposits at December 31:

   Demand deposits ..................................   $  703,989   $  706,202
   Savings deposits .................................      634,132      643,328
   Certificates and other time deposits
     of $100,000 or more ............................      258,362      279,810
   Other certificates and time deposits .............      811,667      732,761
                                                        ----------   ----------
       Total deposits ...............................   $2,408,150   $2,362,101
                                                        ==========   ==========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 9

DEPOSITS continued

=====================================================
Certificates and other time deposits maturing in years ending December 31:

2005 ....................................  $  608,607
2006 ....................................     214,577
2007 ....................................     168,394
2008 ....................................      47,572
2009 ....................................      27,009
After 2009 ..............................       3,870
                                           ----------
                                           $1,070,029
                                           ==========

NOTE 10

BORROWINGS

                                                           2004         2003
===============================================================================
Borrowings at December 31:
   Federal funds purchased ..........................   $   32,550
   Securities sold under repurchase agreements ......       87,472   $   71,095
   Federal Home Loan Bank advances ..................      223,663      212,779
   Subordinated debentures, revolving credit
     lines and term loans ...........................       97,206       97,782
   Other borrowed funds..............................                     1,514
                                                        ----------   ----------
       Total borrowings .............................   $  440,891   $  383,170
                                                        ==========   ==========

Securities sold under repurchase agreements consist of obligations of the Banks to other parties. The obligations are secured by U.S. Treasury, Federal agency obligations and corporate asset-backed securities. The maximum amount of outstanding agreements at any month-end during 2004 and 2003 totaled $87,472,000 and $74,969,000, and the average of such agreements totaled $62,669,000 and $70,354,000 during 2004 and 2003.

Maturities of securities sold under repurchase agreements; Federal Home Loan Bank advances; and subordinated debentures, revolving credit lines and term loans as of December 31, 2004, are as follows:

                                                                                               SUBORDENATED DEBENTURES
                                            SECURITIES SOLD UNDER       FEDERAL HOME LOAN      REVOLOVING CREDIT LINES
                                            REPURCHASE AGREEMENTS         BANK ADVANCES            AND TERM LOANS
----------------------------------------------------------------------------------------------------------------------

                                                   AMOUNT                    AMOUNT                    AMOUNT
======================================================================================================================
Maturities in years ending December 31:

      2005 ..............................         $ 87,152                  $  33,477                 $  8,250
      2006 ..............................              320                     29,859
      2007 ..............................                                      24,995
      2008 ..............................                                      19,306
      2009 ..............................                                       9,428
      After 2009 ........................                                     106,598                   88,956
                                                  --------                  ---------                 --------
             Total ......................         $ 87,472                  $ 223,663                 $ 97,206
                                                  ========                  =========                 ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 10

BORROWINGS continued

The terms of a security agreement with the FHLB require the Corporation to pledge, as collateral for advances, qualifying first mortgage loans and all otherwise unpledged investment securities in an amount equal to at least 160 percent of these advances. Advances are subject to restrictions or penalties in the event of prepayment. The total available remaining borrowing capacity from the FHLB at December 31, 2004, was $148,451,000.

Subordinated Debentures, Revolving Credit Lines and Term Loans. Three borrowings were outstanding on December 31, 2004, for $97,206,000.

      o First Merchants Capital Trust I. The subordinated debenture, entered into on April 12, 2002, for $54,832,000 will mature on June 20, 2032. The Corporation may redeem the debenture no earlier than June 30, 2007, subject to the prior approval of the Federal Reserve, as required by law or regulation. Interest is fixed at 8.75 percent and payable on March 31, June 30, September 30 and December 31 of each year.

      o CNBC Statutory Trust I. As part of the March 1, 2003, acquisition of CNBC Bancorp, the Corporation assumed $4,124,000 of a junior subordinated debenture entered into on February 22, 2001. The subordinated debenture of $4, 124,000 will mature on February 22, 2031. Interest is fixed at 10.20 percent and payable on February 22 and August 22 of each year. The Corporation may redeem the debenture, in whole or in part, at its option commencing February 22, 2011, at a redemption price of 105.10 percent of the outstanding principal amount and, thereafter, at a premium which declines annually. On or after February 22, 2021, the securities may be redeemed at face value with prior approval of the Board of Governors of the Federal Reserve System.

      o Lasalle Bank, N.A. The outstanding balance of a Loan and Subordinated Debenture Loan Agreement ("LaSalle Agreement") entered into with LaSalle Bank, N.A. on March 25, 2003 for $38,250,000. The LaSalle Agreement includes three credit facilities:

              o The Term Loan of $5,000,000 matures on March 25, 2010. Interest is calculated at a floating rate equal to the lender's prime rate or LIBOR plus 1.50 percent. The Term Loan is secured by 100 percent of the common stock of First Merchants Bank, N.A. and 100 percent of the common stock of Lafayette Bank and Trust Company, N.A. The Agreement contains several restrictive covenants, including the maintenance of various capital adequacy levels, asset quality and profitability ratios, and certain restrictions on dividends and other indebtedness.

              o The Revolving Loan had a balance of $8,250,000 at December 31, 2004. Interest is payable quarterly based on LIBOR plus 1 percent. Principal and interest are due on or before March 23,2005. The total principal amount outstanding at any one time may not exceed $20,000,000. The Revolving Loan is secured by 100 percent of the common stock of First Merchants Bank, N.A. and 100 percent of the common stock of Lafayette Bank and Trust Company, N.A. The Agreement contains several restrictive covenants, including the maintenance of various capital adequacy levels,

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 10

BORROWINGS continued

                  asset quality and profitability ratios, and certain restrictions on dividends and other indebtedness.

              o The Subordinated Debenture of $25,000,000 matures on March 25, 2010. Interest is calculated at a floating rate equal to, at the Corporation's option, either the lender's prime rate or LIBOR plus 2.50 percent. The Subordinated Debenture is treated as Tier 2 Capital for regulatory capital purposes.

NOTE 11

LOAN SERVICING

Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The loans are serviced primarily for the Federal Home Loan Mortgage Corporation, and the unpaid balances totaled $113,344,000, $105,865,000 and $90,346,000 at December 31, 2004, 2003 and 2002. The amount of capitalized servicing assets is considered immaterial.

NOTE 12

INCOME TAX

                                                                        2004         2003         2002
=========================================================================================================
Income tax expense for the year ended December 31:
  Currently payable:
     Federal .....................................................   $   11,934   $    9,475   $   11,869
     State .......................................................        1,772        1,569        2,615
  Deferred:
     Federal .....................................................         (615)        (597)        (446)
     State .......................................................           94          270          (57)
                                                                     ----------   ----------   ----------
        Total income tax expense .................................   $   13,185   $   10,717   $   13,981
                                                                     ==========   ==========   ==========

Reconciliation of federal statutory to actual tax expense:
     Federal statutory income tax at 34% .........................   $   14,483   $   13,030   $   14,085
     Tax-exempt interest .........................................       (2,098)      (2,198)      (2,006)
     Graduated tax rates .........................................          335          289          355
     Effect of state income taxes ................................        1,178        1,213        1,613
     Earnings on life insurance ..................................         (472)        (512)        (133)
     Tax credits .................................................         (274)        (317)        (293)
     Other .......................................................           33         (788)         360
                                                                     ----------   ----------   ----------
        Actual tax expense .......................................   $   13,185   $   10,717   $   13,981
                                                                     ==========   ==========   ==========

Tax expense applicable to security gains and losses for the years ended December 31, 2004, 2003 and 2002, was $475,000, $380,000, and $296,000, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 12

INCOME TAX continued

A cumulative net deferred tax liability is included in the consolidated balance sheets. The components of the net liability are as follows:

                                                                        2004         2003
============================================================================================
Deferred tax liability at December 31:
Assets:
   Differences in accounting for loan losses .....................   $    9,438   $   11,305
   Deferred compensation .........................................        2,707        2,514
   State income tax ..............................................          524           18
   Other .........................................................          222          135
                                                                     ----------   ----------
       Total assets ..............................................       12,891       13,972
                                                                     ----------   ----------
Liabilities:
   Differences in depreciation methods ...........................        3,469        3,061
   Differences in accounting for loans and securities ............        8,181        9,905
   Differences in accounting for loan fees .......................          628          715
   Differences in accounting for pensions
     and other employee benefits .................................          339          861
   State income tax ..............................................
   Net unrealized gain on securities available for sale...........        2,220        2,123
   Other .........................................................        1,317        1,102
                                                                     ----------   ----------
       Total liabilities .........................................       16,154       17,767
                                                                     ----------   ----------
       Net deferred tax liability ................................   $   (3,263)  $   (3,795)
                                                                     ==========   ==========

NOTE 13

COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Banks use the same credit policies in making such commitments as they do for instruments that are included in the consolidated balance sheets.

Financial instruments whose contract amount represents credit risk as of December 31, were as follows:

                             2004                2003
                           ---------           ---------
Commitments
to extend credit           $ 540,087           $ 481,771

Standby letters
of credit                     22,024              25,242

Commitments to extend credit are agreements to lend to a customer, as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Banks evaluate each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Banks upon extension of credit, is based on management's credit evaluation. Collateral held varies, but may

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 13

COMMITMENTS AND CONTINGENT LIABILITIES continued

include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party.

The Corporation and subsidiaries are also subject to claims and lawsuits, which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Corporation.

NOTE 14

STOCKHOLDERS' EQUITY

National banking laws restrict the maximum amount of dividends that a bank may pay in any calendar year. National banks are limited to the bank's retained net income (as defined) for the current year plus those for the previous two years. At December 31, 2004, First Merchants, Union National, First National and Frances Slocum had no retained net profits available for 2005 dividends to the Corporation without prior regulatory approval. The amount at December 31, 2004, available for 2005 dividends from Madison, First United, Randolph County, Decatur, Lafayette and Commerce National to the Corporation totaled $3,937,000, $238,000, $927,000, $17,000, $2,807,000 and $3,164,000, respectively.

Total stockholders' equity for all subsidiaries at December 31, 2004, was $393,772,000, of which $370,668,000 was restricted from dividend distribution to the Corporation.

The Corporation has a Dividend Reinvestment and Stock Purchase Plan, enabling stockholders to elect to have their cash dividends on all shares held automatically reinvested in additional shares of the Corporation's common stock. In addition, stockholders may elect to make optional cash payments up to an aggregate of $2,500 per quarter for the purchase of additional shares of common stock. The stock is credited to participant accounts at fair market value. Dividends are reinvested on a quarterly basis.

On August 15, 2003 and August 13 2002, the Board of Directors of the Corporation declared a five percent (5%) stock dividend on its outstanding common shares. The new shares were distributed on September 12, 2003 and September 13, 2002, to holders of record on August 29, 2003 and August 30, 2002, respectively.

NOTE 15

REGULATORY CAPITAL

The Corporation and Banks are subject to various regulatory capital requirements administered by the federal banking agencies and are assigned to a capital category. The assigned capital category is largely determined by three ratios that are calculated according to the regulations: total risk adjusted capital, Tier 1 capital,

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 15

REGULATORY CAPITAL continued

and Tier 1 leverage ratios. The ratios are intended to measure capital relative to assets and credit risk associated with those assets and off-balance sheet exposures of the entity. The capital category assigned to an entity can also be affected by qualitative judgments made by regulatory agencies about the risk inherent in the entity's activities that are not part of the calculated ratios.

There are five capital categories defined in the regulations, ranging from well capitalized to critically undercapitalized. Classification of a bank in any of the undercapitalized categories can result in actions by regulators that could have a material effect on a bank's operations.

At December 31, 2004, the management of the Corporation believes that it meets all capital adequacy requirements to which it is subject. The most recent notifications from the regulatory agencies categorized the Corporation and Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Banks must maintain a minimum total capital to risk-weighted assets, Tier I capital to risk-weighted assets and Tier I capital to average assets of 10 percent, 6 percent and 5 percent, respectively. There have been no conditions or events since that notification that management believes have changed this categorization.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 15

REGULATORY CAPITAL continued

Actual and required capital amounts and ratios are listed below.

                                                                2004                                        2003
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      REQUIRED FOR                                REQUIRED FOR
                                                    ACTUAL         ADEQUATE CAPITAL (1)          ACTUAL        ADEQUATE CAPITAL (1)
                                                AMOUNT     RATIO     AMOUNT      RATIO      AMOUNT     RATIO     AMOUNT      RATIO
===================================================================================================================================
December 31
Total Capital (1)(to risk-weighted assets)
   Consolidated ......................        $275,786     11.57%  $190,736       8.00%   $266,488     11.60%  $183,793       8.00%
   First Merchants ...................          68,064     11.47     47,474       8.00      67,425     11.08     48,667       8.00
   First United ......................           7,703     11.86      5,196       8.00      21,682     10.71     16,198       8.00
   First United ......................           7,703     11.86      5,196       8.00       6,679     10.95      4,882       8.00
   Randolph County ...................           8,847     11.58      6,111       8.00       8,023     11.20      5,731       8.00
   Union County ......................          16,293     12.00     10,858       8.00      15,679     11.37     11,032       8.00
   First National ....................          10,198     11.42      7,146       8.00      10,643     12.25      6,951       8.00
   Decatur ...........................          11,419     11.62      7,862       8.00      11,273     11.84      7,616       8.00
   Frances Slocum ....................          17,491     12.93     10,825       8.00      18,173     15.19      9,571       8.00
   Lafayette .........................          71,962     11.35     50,701       8.00      70,401     11.32     49,765       8.00
   Commerce National .................          36,829     10.70     27,532       8.00      36,698     12.31     23,851       8.00

Tier I Capital (1)(to risk-weighted assets)
   Consolidated ......................        $228,234      9.57%  $ 95,368       4.00%   $215,995      9.40%  $ 91,896       4.00%
   First Merchants ...................          62,310     10.50     23,737       4.00      59,858      9.84     24,334       4.00
   Madison ...........................          23,671     10.54      8,981       4.00      19,473      9.62      8,099       4.00
   First United ......................           7,100     10.93      2,598       4.00       5,985      9.81      2,441       4.00
   Randolph County ...................           7,998     10.47      3,055       4.00       7,160     10.00      2,865       4.00
   Union County ......................          14,596     10.75      5,429       4.00      14,067     10.20      5,516       4.00
   First National ....................           9,322     10.44      3,573       4.00       9,750     11.22      3,476       4.00
   Decatur ...........................          10,635     10.82      3,931       4.00      10,268     10.79      3,808       4.00
   Frances Slocum.....................          15,793     11.67      5,412       4.00      16,669     13.93      4,785       4.00
   Lafayette .........................          67,028     10.58     25,350       4.00      64,982     10.45     24,883       4.00
   Commerce National .................          27,648      8.03     13,766       4.00      27,472      9.21     11,926       4.00

Tier I Capital (1) (to average assets)
   Consolidated ......................        $228,234      7.50%  $121,711       4.00%   $215,995      7.38%  $117,110       4.00%
   First Merchants ...................          62,310      7.78     32,024       4.00      59,858      7.37     32,475       4.00
   Madison ...........................          23,671      9.01     10,510       4.00      19,473      8.07      9,658       4.00
   First United ......................           7,100      7.68      3,700       4.00       5,985      6.99      3,426       4.00
   Randolph County ...................           7,998      8.42      3,799       4.00       7,160      7.89      3,632       4.00
   Union County ......................          14,596      7.47      7,814       4.00      14,067      7.30      7,709       4.00
   First National ....................           9,322      7.99      4,664       4.00       9,750      8.53      4,571       4.00
   Decatur ...........................          10,635      7.96      5,342       4.00      10,268      7.61      5,400       4.00
   Frances Slocum.....................          15,793      9.58      6,593       4.00      16,669     10.52      6,341       4.00
   Lafayette .........................          67,028      7.94     33,747       4.00      64,982      8.02     32,397       4.00
   Commerce National .................          27,648      7.01     15,785       4.00      27,472      7.78     14,133       4.00

(1)  as defined by regulatory agencies

NOTE 16

EMPLOYEE BENEFIT PLANS

The Corporation's defined-benefit pension plans cover substantially all of the Corporation's employees. The benefits are based primarily on years of service and employees' pay near retirement. Contributions are intended to provide not only for benefits attributed to service-to-date, but also for those expected to be earned in the future.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 16

EMPLOYEE BENEFIT PLANS continued

The table below sets forth the plans' funded status and amounts recognized in the consolidated balance sheets at December 31, using measurement dates of September 30, 2004 and 2003.

                                                                December 31
                                                              2004       2003
===============================================================================
Change in benefit obligation
     Benefit obligation at beginning of year ............   $ 45,579   $ 44,718
     Service cost .......................................      1,920      1,564
     Interest cost ......................................      2,789      2,617
     Actuarial (gain) loss ..............................      1,917     (1,667)
     Benefits paid ......................................     (1,847)    (1,653)
                                                            --------   --------
     Benefit obligation at end of year ..................     50,358     45,579
                                                            --------   --------
Change in plan assets
     Fair value of plan assets at beginning of year .....     33,940     31,650
     Actual return on plan assets .......................      3,080      3,876
     Benefits paid ......................................     (1,847)    (1,653)
     Employer contributions .............................      3,854         67
                                                            --------   --------
     Fair value of plan assets at end of year ...........     39,027     33,940
                                                            --------   --------
     Unfunded status ....................................    (11,331)   (11,639)
     Unrecognized net actuarial loss.....................     10,944      9,656
     Unrecognized prior service cost ....................      1,697      1,834
     Unrecognized transition asset ......................        (27)      (178)
                                                            --------   --------
     Prepaid benefit cost (liability) ...................      1,283       (327)
     Additional pension liability .......................     (5,416)    (4,924)
                                                            --------   --------
     Net minimum liability...............................   $ (4,133)  $ (5,251)
                                                            ========   ========

Amounts recognized in the balance sheets consist of:
     Prepaid benefit cost (liability) ...................   $  1,283   $   (327)
     Additional pension liability .......................     (5,416)    (4,924)
     Intangible asset ...................................      1,697      1,834
     Deferred taxes .....................................      1,487      1,236
     Accumulated other comprehensive loss ...............      2,232      1,854
                                                            --------   --------
Net amount recognized ...................................   $  1,283   $   (327)
                                                            ========   ========

In January 2005, the Board of Directors of the Corporation approved the curtailment of the accumulation of defined benefits for future services provided by certain participants in the First Merchants Corporation Retirement Pension Plan (the "Plan"). Employees of the Corporation and certain of its subsidiaries who are participants in the Plan were notified that, on and after March 1, 2005, no additional pension benefits will be earned by employees who have not both attained the age of fifty-five (55) and accrued at least ten (10) years of "Vesting Service". As a result of this action, the Corporation has decided to record a $1,630,000 pension curtailment loss to record previously unrecognized prior service costs in accordance with SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Plans and for Termination Benefits." This loss will be recognized and recorded by the Corporation in the first quarter of 2005.

At December 31, 2004 and 2003, the plans' accumulated benefit obligation totaled $43,161,000 and $39,192,000, respectively. Projected future benefit payments in years ending December 31 are as follows:

2005  ................................   $ 1,821
2006  ................................     1,985
2007  ................................     2,136
2008  ................................     2,210
2009  ................................     2,380
2010 to 2014 .........................    15,042

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 16

EMPLOYEE BENEFIT PLANS continued

The Corporation's planned and required contributions to its defined-benefit pension plans in 2005 total $564,000. The Corporation's contributions paid to its defined-benefit pension plans in 2004 totaled $3,854,000, of which $2,108,000 was required and $1,746,000 was discretionary.

At September 30, 2004 the plans' assets were allocated 68 percent to equity securities, 28 percent to debt securities, and 4 percent to real estate and other plan assets. The targeted allocation for those categories of plan assets are 40 to 80 percent, 20 to 60 percent and 1 to 15 percent, respectively.

At September 30, 2003 the plans' assets were allocated 67 percent to equity securities, 25 percent to debt securities, and 8 percent to real estate and other plan assets. The targeted allocation for those categories of plan assets are 40 to 80 percent, 20 to 60 percent, and 0 to 15 percent, respectively.

                                                                 2004       2003       2002(1)
==============================================================================================
Pension cost includes the following components:
   Service cost-benefits earned during the year ............    $ 1,920    $ 1,564    $ 1,770
   Interest cost on projected benefit obligation ...........      2,789      2,617      2,202
   Actual (return) loss on plan assets .....................     (3,080)    (3,876)     2,654
   Net amortization and deferral ...........................        614      1,617     (5,674)
                                                                -------    -------    -------
      Total pension cost ...................................    $ 2,243    $ 1,922    $   952
                                                                =======    =======    =======

         (1) Lafayette components are included beginning as of April 1, 2002.

                                                                   2004       2003       2002
==============================================================================================
Assumptions used in the accounting as of December 31 were:
      Discount rate ........................................       6.00%      6.25%      6.75%
      Rate of increase in compensation .....................       4.00%      4.00%      4.00%
      Expected long-term rate of return on assets ..........       8.00%      8.00%      8.14%

The above assumptions used to measure benefit obligations as of the plan's measurement date were the same assumptions used to determine the net benefit cost.

At September 30, 2004 and 2003, the Corporation based its estimate of the expected long-term rate of return on analysis of the historical returns of the plans and current market information available. The plans' investment strategies are to provide for preservation of capital with an emphasis on long-term growth without undue exposure to risk. The assets of the plans' are invested in accordance with the plans' Investment Policy Statement, subject to strict compliance with ERISA and any other applicable statutes.

The plans' risk management practices include quarterly evaluations of investment managers, including reviews of compliance with investment manager guidelines and restrictions; ability to exceed performance objectives; adherence to the investment philosophy and style; and ability to exceed the performance of other investment managers. The evaluations are reviewed by management with appropriate follow-up and actions taken, as deemed necessary. The Investment Policy Statement generally allows investments in cash and cash equivalents, real estate, fixed income debt securities and equity securities, and specifically prohibits investments in derivatives, options, futures, private placements, short selling, non-marketable securities and purchases of non-investment grade bonds.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 16

EMPLOYEE BENEFIT PLANS continued

At December 31, 2004, the maturities of the plans' debt securities ranged from 14 days to 6.2 years, with a weighted average maturity of 2.9 years. At December 31, 2003, the maturities of the plans' debt securities ranged from 59 days to
5.6 years, with a weighted average maturity of 2.5 years.

The 1994 Stock Option Plan reserved 546,978 shares of Corporation common stock for the granting of options to certain employees and non-employee directors. The exercise price of the shares may not be less than the fair market value of the shares upon the grant of the option. Options become 100 percent vested when granted and are fully exercisable generally six months after the date of the grant, for a period of ten years. No shares remain available for grant under the 1994 Plan.

The 1999 Long-term Equity Incentive Plan was approved by the Corporation's shareholders at the 1999 annual meeting. The aggregate number of shares that are available for grants under that Plan in any calendar year is equal to the sum of: (a) 1 percent of the number of common shares of the Corporation outstanding as of the last day of the preceding calendar year; plus (b) the number of shares that were available for grants, but not granted, under the Plan in any previous year; but in no event will the number of shares available for grants in any calendar year exceed 1.5 percent of the number of common shares of the Corporation outstanding as of the last day of the preceding calendar year. Options, which have a ten year life, become 100 percent vested ranging from six months to two years and are fully exercisable when vested. The 1999 Long-term Equity Incentive Plan will expire in 2009.

The table below is a summary of the status of the Corporation's stock option plans and changes in those plans as of and for the years ended December 31, 2004, 2003 and 2002.

Year Ended December 31,                                      2004                        2003                       2002
-----------------------------------------------------------------------------------------------------------------------------------

                                                       WEIGHTED-AVERAGE            WEIGHTED-AVERAGE          WEIGHTED-AVERAGE
      OPTIONS                                      SHARES      EXERCISE PRICE  SHARES     EXERCISE PRICE  SHARES     EXERCISE PRICE
===================================================================================================================================
Outstanding, beginning of year ................     951,509       $ 20.71      842,583       $ 19.89      770,817       $ 17.91
Granted .......................................     185,170         25.60      190,714         23.46      166,760         26.85
Exercised .....................................     (95,899)        15.48      (69,672)        16.93      (71,538)        12.74
Cancelled .....................................     (21,137)        25.36      (12,116)        22.27      (23,456)        22.18
                                                  ---------                    -------                    -------
Outstanding, end of year ......................   1,019,643       $ 22.00      951,509       $ 20.71      842,583       $ 19.89
                                                  =========                    =======                    =======
Options exercisable at year end ...............     693,560                    653,040                    569,758
Weighted-average fair value of
   options granted during the year ............                   $  6.98                    $  5.99                    $  7.47

As of December 31, 2004, other information by exercise price range for options outstanding and exercisable is as follows:

                                OUTSTANDING                                                EXERCISABLE
----------------------------------------------------------------------------      -----------------------------
 EXERCISE PRICE     NUMBER     WEIGHTED-AVERAGE        WEIGHTED-AVERAGE            NUMBER      WEIGHTED-AVERAGE
     RANGE         OF SHARES    EXERCISE PRICE    REMAINING CONTRACTUAL LIFE      OF SHARES     EXERCISE PRICE
===============================================================================================================
$ 12.43 - $19.73     417,854        $17.77                4.1 years                 417,484          $17.77

  20.46 -  25.60     449,631         24.28                7.8 years                 123,963           23.29

  26.29 -  26.93     152,158         26.87                7.2 years                 152,113           26.87
                   ---------                                                        -------
                   1,019,643        $22.00                6.2 years                 693,560          $20.75
                   =========                                                        =======

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 16

EMPLOYEE BENEFIT PLANS continued

Although the Corporation has elected to follow APB No. 25, SFAS No. 123 requires pro forma disclosures of net income and earnings per share as if the Corporation had accounted for its employee stock options under that Statement.

The fair value of each option grant was estimated on the grant date using an option-pricing model with the following assumptions:

                                     2004           2003           2002
                                    -----          -----          -----

Risk-free interest rates........     4.57%          3.55%          4.78%

Dividend yields.................     3.64%          3.65%          3.63%

Volatility factors of expected
    market price common stock...    30.89%         31.29%         31.02%

Weighted-average expected
    life of the options ........     8.50 years     8.50 years     8.50 years

Under SFAS No. 123, compensation cost is recognized in the amount of the estimated fair value of the options and amortized to expense over the options' vesting period. The pro forma effect on net income and earnings per share of this statement are shown in Note 1 to the consolidated financial statements.

The 1999 Employee Stock Purchase Plan enabled eligible employees to purchase the Corporation's common stock. A total of 289,406 shares of the Corporation's common stock were initially reserved for issuance pursuant to the plan. The price of the stock to be paid by the employees was determined by the Corporation's compensation committee, but was not less than 85 percent of the lesser of the fair market value of the Corporation's common stock at the beginning or at the end of the offering period. Common stock purchases were made annually and paid through advance payroll deductions of up to 20 percent of eligible compensation. Participants under the plan purchased 45,267 shares in 2004 at $19.94 per share. The fair value on the purchase date was $25.60. The 1999 Employee Stock Purchase Plan expired after the July 1, 2004 purchase of shares.

The Corporation's Employee Stock Purchase Plan is accounted for in accordance with APB No. 25. Although the Corporation has elected to follow APB No. 25, SFAS No. 123 requires pro forma disclosures of net income and earnings per share as if the Corporation had accounted for the purchased shares under that statement. The pro forma disclosures are included in Note 1 to the consolidated financial statements and were estimated using an option pricing model with the following assumptions for 2004, 2003 and 2002, respectively: dividend yield of 3.64, 3.65, and 3.63 percent; an expected life of one year for all years; expected volatility of 30.89, 31.29, and 31.02 percent; and risk-free interest rates of 4.57, 3.55 and 4.78 percent. The fair value of those purchase rights granted in 2004, 2003 and 2002 was $6.38, $4.81 and $10.14 respectively.

The First Merchants Corporation 2004 Employee Stock Purchase Plan was approved by the Corporation's stockholders at their annual meeting on April 22, 2004. The effective date of the Plan was July 1, 2004. Its purpose is to provide eligible employees of the Corporation and its subsidiaries an opportunity to purchase shares of common stock of the Corporation through annual offerings financed by payroll deductions. A total of 400,000 shares of the Corporation's common stock are reserved for issuance

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 16

EMPLOYEE BENEFIT PLANS continued

pursuant to the plan. The price of the stock to be paid by the employees is determined by the Corporation's compensation committee, but may not be less than 85 percent of the lesser of the fair market value of the Corporation's common stock at the beginning or at the end of the offering period. Common stock purchases are made annually and are paid through advance payroll deductions of up to 20 percent of eligible compensation. At December 31, 2004, $904,000 has been withheld from compensation, plus interest, toward the purchase of shares after June 30, 2005, the end of the annual offering period.

The Corporation maintains retirement savings 401(k) plans in which substantially all employees may participate. The Corporation matches employees' contributions at the rate of 25 to 50 percent for the first 5 to 6 percent of base salary contributed by participants. The Corporations' expense for the plans was $660,000 for 2004, $600,000 for 2003, and $315,000 for 2002.

The Corporation maintains supplemental executive retirement and other nonqualified retirement plans for the benefit of certain directors and officers. Under the plans, the Corporation agrees to pay retirement benefits that are actuarially determined based upon plan participants' compensation amounts and years of service. Accrued benefits payable totaled $ 3,004,000 and $2,511,000 at December 31, 2004 and 2003. Benefit plan expense was $615,000, $485,000 and $436,000 for 2004, 2003 and 2002.

The Corporation maintains post-retirement benefit plans that provide health insurance benefits to retirees. The plans allow retirees to be carried under the Corporation's health insurance plan, generally from ages 55 to 65. The retirees pay most of the premiums due for their coverage, with amounts paid by retirees ranging from 70 to 100 percent of the premiums payable. The accrued benefits payable under the plans totaled $1,022,000 and $898,000 at December 31, 2004 and 2003. Post-retirement plan expense totaled $202,000, $240,000 and $19,000 for the years ending December 31, 2004, 2003 and 2002.

NOTE 17

NET INCOME PER SHARE

=================================================================================================================================
Year Ended December 31,                          2004                            2003                           2002
---------------------------------------------------------------------------------------------------------------------------------
                                      WEIGHTED-AVERAGE PER SHARE      WEIGHTED-AVERAGE PER SHARE     WEIGHTED-AVERAGE PER SHARE
                                     INCOME      SHARES     AMOUNT   INCOME      SHARES    AMOUNT   INCOME      SHARES     AMOUNT
=================================================================================================================================
Basic net income per share:
  Net income available to
    common stockholders ..........   $29,411   18,540,451   $ 1.59   $27,571   18,233,855  $ 1.51   $27,836   16,364,788   $ 1.70
                                                            ======                         ======                          ======
Effect of dilutive stock options..                126,826                         137,575                        137,703
                                     -------   ----------            -------   ----------           -------   ----------
Diluted net income per share:
  Net income available to
    common stockholders
    and assumed conversions ......   $29,411   18,667,277   $ 1.58   $27,571   18,371,430  $ 1.50   $27,836   16,502,491   $ 1.69
                                     =======   ==========   ======   =======   ==========  ======   =======   ==========   ======

Options to purchase 320,661, 233,658 and 162,207 shares of common stock with weighted average exercise prices of $24.66, $24.01 and $25.94 at December 31, 2004, 2003 and 2002 were excluded from the computation of diluted net income per

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 17

NET INCOME PER SHARE continued

share because the options exercise price was greater than the average market price of the common stock.

NOTE 18

FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS The fair value of cash and cash equivalents approximates carrying value.

INTEREST-BEARING TIME DEPOSITS The fair value of interest-bearing time deposits approximates carrying value.

INVESTMENT SECURITIES Fair values are based on quoted market prices.

MORTGAGE LOANS HELD FOR SALE The fair value of mortgages held for sale approximates carrying values.

LOANS For both short-term loans and variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair value for other loans is estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

FEDERAL RESERVE AND FEDERAL HOME LOAN BANK STOCK The fair value of FRB and FHLB stock is based on the price at which it may be resold to the FRB and FHLB.

INTEREST RECEIVABLE/PAYABLE The fair values of interest receivable/payable approximate carrying values.

CASH VALUE OF LIFE INSURANCE The fair value of cash value of life insurance approximates carrying value.

DEPOSITS The fair values of noninterest-bearing demand accounts, interest-bearing demand accounts and savings deposits are equal to the amount payable on demand at the balance sheet date. The carrying amounts for variable rate, fixed-term certificates of deposit approximate their fair values at the balance sheet date. Fair values for fixed-rate certificates of deposit and other time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

BORROWINGS The fair value of borrowings is estimated using a discounted cash flow calculation, based on current rates for similar debt, except for short-term and adjustable rate borrowing arrangements. At December 31, the fair value for these instruments approximates carrying value.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 18

FAIR VALUES OF FINANCIAL INSTRUMENTS continued

OFF-BALANCE SHEET COMMITMENTS

Loan commitments and letters-of-credit generally have short-term, variable-rate features and contain clauses which limit the Banks' exposure to changes in customer credit quality. Accordingly, their carrying values, which are immaterial at the respective balance sheet dates, are reasonable estimates of fair value.

The estimated fair values of the Corporation's financial instruments are as follows:

                                                                             2004                        2003
-----------------------------------------------------------------------------------------------------------------------
                                                                    CARRYING        FAIR        CARRYING        FAIR
                                                                     AMOUNT        VALUE         AMOUNT        VALUE
=======================================================================================================================
Assets at December 31:
   Cash and cash equivalents ..................................    $   69,960    $   69,960    $  109,527    $  109,527
   Interest-bearing time deposits .............................         9,343         9,343         8,141         8,141
   Investment securities available for sale ...................       416,177       416,177       348,860       348,860
   Investment securities held to maturity .....................         5,358         5,520         7,937         8,326
   Mortgage loans held for sale ...............................         3,367         3,367         3,043         3,043
   Loans ......................................................     2,405,503     2,415,924     2,328,010     2,383,666
   FRB and FHLB stock .........................................        22,858        22,858        15,502        15,502
   Interest receivable ........................................        17,318        17,318        16,840        16,840
   Cash value of life insurance ...............................        42,061        42,061        37,927        37,927

Liabilities at December 31:
   Deposits ...................................................     2,408,150     2,404,595     2,362,101     2,378,669
   Borrowings:
       Federal funds purchased ................................        32,550        32,550
       Securities sold under repurchase agreements ............        87,472        85,136        71,095        71,139
       FHLB advances ..........................................       223,663       234,247       212,779       239,251
       Subordinated debentures, revolving credit
         lines and term loans .................................        97,206       105,139        97,782       103,313
       Other borrowed funds....................................                                     1,514         1,514
   Interest payable ...........................................         4,411         4,411         4,680         4,680

NOTE 19

CONDENSED FINANCIAL INFORMATION (parent company only)

Presented below is condensed financial information as to financial position, results of operations, and cash flows of the Corporation:

CONDENSED BALANCE SHEETS

                                                                December 31,
                                                             2004       2003
==============================================================================
Assets
   Cash ..............................................     $    987   $  3,235
   Investment securities available for sale...........        3,500      3,500
   Investment in subsidiaries ........................      401,721    391,241
   Goodwill ..........................................          448        448
   Other assets ......................................       10,039     10,500
                                                           --------   --------
      Total assets ...................................     $416,695   $408,924
                                                           ========   ========
Liabilities
   Borrowings ........................................     $ 97,206   $ 99,550
   Other liabilities .................................        4,886      5,409
                                                           --------   --------
      Total liabilities ..............................      102,092    104,959

Stockholders' equity .................................      314,603    303,965
                                                           --------   --------
      Total liabilities and stockholders' equity .....     $416,695   $408,924
                                                           ========   ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 19

CONDENSED FINANCIAL INFORMATION (parent company only) continued

CONDENSED STATEMENTS OF INCOME

                                                                                         December 31,
                                                                                  2004       2003       2002
===============================================================================================================
Income
  Dividends from subsidiaries ................................................  $ 28,983   $ 45,445   $  22,720
  Administrative services fees from subsidiaries..............................    13,767     10,849       6,580
  Other income ...............................................................       375        472         535
                                                                                --------   --------   ---------
     Total income ............................................................    43,125     56,766      29,835
                                                                                --------   --------   ---------
Expenses
  Amortization of core deposit intangibles
   and fair value adjustments ................................................        11         26          28
  Interest expense............................................................     6,785      6,463       3,858
  Salaries and employee benefits..............................................    11,240      9,531       7,641
  Net occupancy expenses......................................................     1,481      1,869       1,527
  Equipment expenses..........................................................     2,918      1,955       1,447
  Telephone expenses..........................................................     1,383      1,571       1,543
  Other expenses..............................................................     3,228      3,730       2,767
                                                                                --------   --------   ---------
     Total expenses ..........................................................    27,046     25,145      18,811
                                                                                --------   --------   ---------
Income before income tax benefit and equity in
undistributed income of subsidiaries .........................................    16,079     31,621      11,024
     Income tax benefit ......................................................     4,557      5,577       4,336
                                                                                --------   --------   ---------
Income before equity in undistributed income of subsidiaries .................    20,636     37,198      15,360

   Equity in undistributed (distributions in excess of)
    income of subsidiaries ...................................................     8,775     (9,627)     12,476
                                                                                --------   --------   ---------
Net Income ...................................................................  $ 29,411   $ 27,571   $  27,836
                                                                                ========   ========   =========

CONDENSED STATEMENTS OF CASH FLOWS

                                                                                    Year Ended December 31,
================================================================================================================

                                                                                 2004        2003       2002
================================================================================================================
Operating activities:
   Net income ........................................................          $ 29,411   $ 27,571   $  27,836
   Adjustments to reconcile net income to net cash
     provided by operating activities:
     Amortization ....................................................                11         26          28
     Distributions in excess of (equity in undistributed)
       income of subsidiaries ............... ........................            (8,775)    (9,627)    (12,476)
     Net change in:
        Other assets .................................................              (535)     2,406      (6,892)
        Other liabilities ............................................               461         (6)      4,430
                                                                                --------   --------   ---------
           Net cash provided by operating activities .................            20,573     20,370      12,926
                                                                                --------   --------   ---------
Investing activities - Investment in subsidiaries ....................            (2,289)   (25,858)    (51,135)
                                                                                --------   --------   ---------
           Net cash used by investing activities .....................            (2,289)   (25,858)    (51,135)
                                                                                --------   --------   ---------
Financing activities:
   Cash dividends ....................................................           (17,048)   (16,557)    (13,995)
   Borrowings.........................................................             7,251     47,594      55,832
   Repayment of borrowings ...........................................            (9,594)   (29,550)
   Stock issued under employee benefit plans .........................               903        819         658
   Stock issued under dividend reinvestment
     and stock purchase plan .........................................             1,278      1,339         951
   Stock options exercised ...........................................             1,404      1,191         494
   Stock redeemed ....................................................            (4,726)      (489)     (4,333)
   Cash paid in lieu of issuing fractional shares ....................                          (28)        (35)
                                                                                --------   --------   ---------
           Net cash provided (used) by financing activities ..........           (20,532)     4,319      39,572
                                                                                --------   --------   ---------
Net change in cash ...................................................            (2,248)    (1,169)      1,363
Cash, beginning of year ..............................................             3,235      4,404       3,041
                                                                                --------   --------   ---------
Cash, end of year ....................................................          $    987   $  3,235   $   4,404
                                                                                ========   ========   =========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

NOTE 20

QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following table sets forth certain quarterly results for the years ended December 31, 2004 and 2003:

----------------------------------------------------------------------------------------------------------------------------------
                                                                                   AVERAGE SHARES OUTSTANDING NET INCOME PER SHARE
   QUARTER           INTEREST   INTEREST  NET INTEREST  PROVISION FOR     NET      -----------------------------------------------
    ENDED             INCOME     EXPENSE     INCOME      LOAN LOSSES     INCOME         BASIC       DILUTED     BASIC   DILUTED
2004:
March ............  $   38,224  $ 12,592  $     25,632  $       1,372   $  6,935      18,518,282   18,645,571   $  .37   $  .37
June .............      38,099    12,252        25,847          1,720      7,355      18,511,190   18,633,301      .40      .40
September.........      39,801    13,009        26,792          1,380      7,653      18,548,041   18,658,459      .41      .41
December..........      40,850    13,732        27,118          1,233      7,468      18,583,492   18,720,802      .41      .40
                    ----------  --------  ------------  -------------   --------                                ------   ------
                    $  156,974  $ 51,585  $    105,389  $       5,705   $ 29,411      18,540,451   18,667,277   $ 1.59   $ 1.58
                    ==========  ========  ============  =============   ========                                ======   ======
2003:
March ............  $   38,981  $ 12,971  $     26,010  $       4,601   $  5,658      17,565,405   17,675,633   $  .32   $  .32
June .............      39,554    13,599        25,955          2,123      8,745      18,392,925   18,519,155      .48      .48
September.........      38,959    13,085        25,874          1,706      7,349      18,466,678   18,622,306      .40      .39
December..........      38,036    12,733        25,303          1,047      5,819      18,497,612   18,666,079      .31      .31
                    ----------  --------  ------------  -------------   --------                                ------   ------
                    $  155,530  $ 52,388  $    103,142  $       9,477   $ 27,571      18,233,855   18,371,400   $ 1.51   $ 1.50
                    ==========  ========  ============  =============   ========                                ======   ======

NOTE 21

ACCOUNTING MATTERS

On December 12, 2003, the American Institute of Certified Public Accountants issued Statement of Position No. 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer (SOP 03-3). SOP 03-3 requires acquired loans with poor credit quality to be recorded at fair value and prohibits carrying over or creation of valuation allowances in the initial accounting for the loans. SOP 03-3 also limits the yield that may be accreted to income. SOP 03-3 applies to the purchase of an individual loan, a pool of loans, a group of loans, and loans acquired in a business combination. SOP 03-3 is effective for loans acquired in fiscal years beginning after December 31, 2004. SOP 03-3 is not expected to have a material impact on the Corporation's results of operations or financial condition.

In March 2004, the Emerging Issues Task Force (EITF) finalized and issued EITF 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments (EITF 03-1). EITF 03-1 provides recognition and measurement guidance regarding when impairments of equity and debt securities are considered other-than-temporary, requiring a charge to earnings, and also requires additional annual disclosures for investments in unrealized loss positions. The additional annual disclosure requirements were previously issued by the EITF in November 2003 and were effective for the Corporation for the year ended December 31, 2003. In September 2004, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) EITF 03-1-1, which delays the recognition and measurement provisions of EITF 03-1, pending the issuance of further implementation guidance. We are currently evaluating the effect of the recognition and measurement provisions of EITF 03-1. While our analysis is pending the FASB's revisions to EITF 03-1, we currently believe the adoption of EITF 03-1 will not result in a material impact on the Corporation's results of operations or financial condition.

In December, 2004, FASB issued an amendment to SFAS 123 (SFAS 123R), which eliminates the ability to account for share-based compensation transactions using Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees,

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(table dollar amounts in thousands, except share data)

ACCOUNTING MATTERS continued

and generally requires that such transactions be accounted for using a fair value-based method. SFAS 123R will be effective for the Corporation beginning July 1, 2005. SFAS123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this Statement, if any, is recognized as of the required effective date.

As of the required effective date, the Corporation may elect to apply SFAS 123R using a modified version of prospective application. Under that transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under SFAS 123 for either recognition or pro forma disclosures. For periods before the required effective date, the Corporation may elect to apply a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods by SFAS 123.

The Corporation will first report compensation cost under SFAS 123R in the third quarter of 2005. For liability-classified awards, the Corporation will initially measure the cost of employee services received in exchange for an award based on its current fair value; the fair value will be remeasured subsequently at each reporting date through the settlement date, and changes in fair value will be recognized as compensation cost. For equity-classified awards, the grant date fair value will be recognized in earnings over the requisite service period. We are currently evaluating the effect of the recognition and measurement provisions of SFAS 123R, but we currently believe the adoption of SFAS 123R will not result in a material impact on the Corporation's results of operations or financial condition.

ANNUAL MEETING, STOCK PRICE AND DIVIDEND INFORMATION

The 2005 Annual Meeting of Stockholders
of First Merchants Corporation
will be held...

Thursday, April 14, 2005 at 3:30 p.m.

Horizon Convention Center
401 South High Street
Muncie, Indiana

STOCK INFORMATION

                                             PRICE PER SHARE
    QUARTER                             HIGH                  LOW          DIVIDENDS DECLARED(1)
=================================================================================================
                                    2004       2003     2004      2003        2004          2003
                                 -------------------   -----------------   ----------------------
First Quarter  .............     $  26.33   $  23.15   $ 23.50   $ 21.29     $ .23         $ .22
Second Quarter .............        25.88      24.56     22.20     21.72       .23           .22
Third Quarter ..............        25.77      27.25     22.96     23.47       .23           .23
Fourth Quarter .............        29.19      27.22     24.15     25.00       .23           .23

(1) The Liquidity section of Management's Discussion & Analysis of Financial Condition and Results of Operations and Note 14 to Consolidated Financial Statements include discussions regarding dividend restrictions from the bank subsidiaries to the Corporation.

The table above lists per share prices and dividend payments during 2004 and 2003. Prices are as reported by the National Association of Securities Dealers. Automated Quotation - National Market System.

Numbers rounded to nearest cent when applicable.

COMMON STOCK LISTING

COMMON STOCK LISTING

First Merchants Corporation common stock is traded over-the-counter on the NASDAQ National Market System. Quotations are carried in many daily papers. The NASDAQ symbol is FRME (Cusip #320817-10-9). At the close of business on January 31, 2005, the number of shares outstanding was 18,578,882. There were 2,975 stockholders of record on that date.

General Stockholder Inquiries

Stockholders and interested investors may obtain information about the Corporation upon written request or by calling:

Mr. Brian Edwards
Shareholder Relations Officer
First Merchants Corporation
P. O. Box 792
Muncie, Indiana 47308-0792
765-741-7278
800-262-4261 Ext. 7278

Stock Transfer Agent and Registrar

American Stock Transfer & Trust Company
59 Maiden Lane, 1st Floor
New York, NY 10038

FORM 10-K, FINANCIAL INFORMATION AND CODE OF ETHICS

FORM 10-K, FINANCIAL INFORMATION AND CODE OF ETHICS

The Corporation, upon request and without charge, will furnish stockholders, security analysts and investors a copy of Form 10-K filed with the Securities and Exchange Commission.

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the commission, including the Corporation; that address is http://www.sec.gov

The Corporation has adopted a Code of Ethics that applies to its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Controller and Treasurer. It is part of the Corporation's Code of Business Conduct, which applies to all employees and directors of the Corporation and its affiliates. A copy of the Code of Ethics may be obtained, free of charge, by writing to the General Counsel of First Merchants Corporation at 200 East Jackson Street, Muncie, IN 47305. In addition, the Code of Ethics is maintained on the Corporation's web site, which can be accessed at http://www.firstmerchants.com.

Please contact:
Mr. Mark Hardwick
Senior Vice President
and Chief Financial Officer

First Merchants Corporation
P. O. Box 792
Muncie, Indiana 47308-0792

765-751-1857
1-800-262-4261 Ext. 1857

[GRAPHIC] No Matter What the Shape...

In today's crowded and sometimes confusing financial marketplace, businesses and consumers are looking for solutions that are just the right fit.

First Merchants Corporation and our family of companies strive to provide a complete array of financial solutions to meet the needs of the residents in our markets -- no matter how complex, no matter what the shape or size.

From Decatur to Liberty and from Lafayette to Columbus, Ohio, our affiliate companies provide unmatched local service with local decision-making that their clients have always valued.

Whether it's cash management products to help a growing business, a loan to purchase equipment for a family farm, or just a trusted friend to help with your personal finances, First Merchants Corporation's affiliate companies provide their customers the piece that completes their financial picture.

Our Mission

First Merchants Corporation is a regional financial holding company dedicated to be the provider of choice in banking, trust and insurance services to our communities.

Our Operating Philosophy

First Merchants Corporation's operating philosophy is to be client-focused, value-driven, plan-disciplined, and managed for achievers from both an employee and shareholder perspective.

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[GRAPHIC] [LOGO] First Merchants Corporation
                   your partners in success

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www.firstmerchants.com